UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CENTENE CORPORATION
(Name of Registrant as Specified In Its Charter)

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Centene Corporation
7711 Carondelet Avenue
St. Louis, Missouri 63105

March 12, 2010

Dear Fellow Stockholders:

Our 2010 Annual Meeting of Stockholders will be held at The Ritz-Carlton, 100 Carondelet Avenue, St. Louis, Missouri, at 10:00 A.M., central daylight savings time, on Tuesday, April 27, 2010. Annual meetings play an important role in maintaining communications and understanding among our management, board of directors and stockholders, and I hope that you will be able to join us.

We are pleased to continue taking advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, lowers the costs and reduces the environmental impact of our annual meeting. On March 15, 2010, we will begin mailing to our stockholders a Notice containing instructions on how to access our Proxy Statement, Summary Annual Report, and Annual Report on Form 10-K and vote on-line.  Information concerning the matters to be considered and voted upon at the Annual Meeting is set out in the Notice of 2010 Annual Meeting of Stockholders and Proxy Statement.   The Proxy Statement contains instructions on how you can (i) receive a paper copy of the Proxy Statement, Summary Annual Report and Annual Report on Form 10-K, if you only received a Notice by mail, or (ii) elect to receive future Proxy Statements and Annual Reports over the Internet, if you received them by mail this year.

If you are a stockholder of record you may vote by internet, telephone, mail or at the meeting. To vote by internet or telephone, please follow the instructions on your proxy notice. To vote by mail, request a set of proxy materials as instructed on the proxy notice received. You may attend the meeting and vote in person even if you have previously voted.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Sincerely,

MICHAEL F. NEIDORFF
Chairman, President and Chief Executive Officer

THE ABILITY TO HAVE YOUR VOTE COUNTED AT THE MEETING IS AN IMPORTANT
STOCKHOLDER RIGHT, AND I HOPE YOU WILL CAST YOUR VOTE IN PERSON
OR BY PROXY REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.

CENTENE CORPORATION
7711 CARONDELET AVENUE
ST. LOUIS, MISSOURI 63105

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 A.M., central daylight savings time, on Tuesday, April 27, 2010

Place	The Ritz-Carlton 100 Carondelet Avenue St. Louis, Missouri 63105 Amphitheatre

Items of Business	At the meeting, we will ask you and our other stockholders to consider and act upon the following matters:

(1) to elect two Class III directors to three-year terms;

(2) to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010;

(3) approve amendments to the 2003 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan by 2,150,000, from 6,900,000 to 9,050,000;

(4) to transact any other business properly presented at the meeting.

Record Date	You may vote if you were a stockholder of record at the close of business on February 26, 2010.

Proxy Voting
It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please vote by internet, telephone or mail. You may revoke your proxy at any time before its exercise at the meeting. Please reference the proxy notice for additional information.

Stockholder List
A list of stockholders entitled to vote will be available at the meeting. In addition, you may contact our Secretary, Keith H. Williamson, at our address as set forth in the notice appearing before this proxy statement, to make arrangements to review a copy of the stockholder list at our offices located at 7711 Carondelet Avenue, St. Louis, Missouri, before the meeting, between the hours of 8:00 A.M. and 5:00 P.M., central daylight savings time, on any business day from April 13, 2010, up to one hour prior to the time of the meeting.

Attending the Annual Meeting
If you would like to attend the meeting, please bring evidence to the meeting that you own common stock, such as a stock certificate, or, if your shares are held by a broker, bank or other nominee, please bring a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of such shares. You must also bring a form of personal identification.

By order of the board of directors,

Keith H. Williamson Secretary

St. Louis, Missouri
March 12, 2010

PROXY STATEMENT
FOR THE
CENTENE CORPORATION
2010 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE MEETING

This Proxy Statement

We have sent you a notice of this proxy statement because our board of directors is soliciting your proxy to vote at our 2010 Annual Meeting of Stockholders or any adjournment or postponement of the meeting. The meeting will be held at 10:00 A.M., central daylight savings time, on Tuesday, April 27, 2010, at The Ritz-Carlton, 100 Carondelet Avenue, St. Louis, Missouri.

•	THIS PROXY STATEMENT summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote.

•	THE PROXY CARD is the means by which you actually authorize another person to vote your shares in accordance with the instructions.

Our directors, officers and employees may solicit proxies in person or by telephone, mail, electronic mail or facsimile. We will pay the expenses of soliciting proxies, although we will not pay additional compensation to these individuals for soliciting proxies. We will request banks, brokers and other nominees holding shares for a beneficial owner to forward copies of the proxy materials to those beneficial owners and to request instructions for voting those shares. We will reimburse these banks, brokers and other nominees for their related reasonable expenses. Although no proxy solicitor has been engaged at this time, we may determine it is necessary to employ an outside firm to assist in the solicitation process. If so, we will pay the proxy solicitor reasonable and customary fees.

We are making this proxy statement, our 2009 Summary Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 available to stockholders for the first time on or about March 15, 2010.

Who May Vote

Holders of record of our common stock at the close of business on February 26, 2010 are entitled to one vote per share on each matter properly brought before the meeting. The proxy notice states the number of shares you are entitled to vote.

A list of stockholders entitled to vote will be available at the meeting. In addition, you may contact our Secretary, Keith H. Williamson, at our address as set forth in the notice appearing before this proxy statement, to make arrangements to review a copy of the stockholder list at our offices located at 7711 Carondelet Avenue, St. Louis, Missouri, before the meeting, between the hours of 8:00 A.M. and 5:00 P.M., central daylight savings time, on any business day from April 13, 2010, up to one hour prior to the time of the meeting.

How to Vote

You may vote your shares at the meeting in person or by proxy:

•
TO VOTE IN PERSON, you must attend the meeting, and then complete and submit the ballot provided at the meeting. If your shares are held in the name of a bank, broker or other nominee holder, you will receive instructions from the holder of record explaining how your shares may be voted. Please note that, in such an event, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

•
TO VOTE BY PROXY, you must follow the instructions on the proxy notice and then vote by means of the internet, telephone or, if you received your proxy materials by mail, mailing the proxy card in the enclosed postage-paid envelope. Your proxy will be valid only if you vote before the meeting. By voting, you will direct the designated persons to vote your shares at the meeting in the manner you specify. If, after requesting paper materials, you complete the proxy card with the exception of the voting instructions, then the designated persons will vote your shares in accordance with the instructions contained therein, and if no choice is specified, such proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. If any other business properly comes before the meeting, the designated persons will have the discretion to vote your shares as they deem appropriate.

Even if you vote by means of the internet, telephone, or complete and return a proxy, you may revoke it at any time before it is exercised by taking one of the following actions:

•	send written notice to Keith H. Williamson, our Secretary, at our address as set forth in the notice appearing before this proxy statement;

•	submit a new vote by means of the internet or telephone; or

•	attend the meeting, notify our Secretary that you are present, and then vote by ballot.

Attending the Annual Meeting

If you would like to attend the meeting, please bring evidence to the meeting that you own common stock, such as a stock certificate, or, if your shares are held by a broker, bank or other nominee, please bring a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of such shares. You must also bring a form of personal identification.

Quorum Required to Transact Business

At the close of business on February 26, 2010, 49,065,443 shares of our common stock were outstanding, net of treasury shares. Our by-laws require that a majority of the shares of our common stock issued and outstanding on that date be represented, in person or by proxy, at the meeting in order to constitute the quorum we need to transact business. We will count abstentions and broker non-votes in determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Vote Required to Approve Proposals

In the election of directors, the two nominees receiving the greatest number of votes cast “FOR” shall be elected as directors. Abstentions and broker non-votes will have no effect on the voting outcome with respect to the election of directors.

The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote on the matter at the meeting is necessary to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Abstentions with respect to a matter are considered present and entitled to vote and therefore will have the same effect as a vote against the proposal.  Broker non-votes with respect to a matter will not be considered as present and entitled to vote with respect to the matter and thus will have no effect on the vote.

Under our by-laws, the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote on the matter at the meeting is necessary to approve the amendments to the 2003 Stock Incentive Plan.  For purposes of our by-laws, abstentions with respect to a matter are considered present and entitled to vote and therefore will have the same effect as a vote against the proposal and broker non-votes will not be considered as present and entitled to vote with respect to the matter and thus will have no effect on the vote.

However, the amendments to the 2003 Stock Incentive Plan are subject to an additional approval requirement set by the New York Stock Exchange (“NYSE”).  The minimum vote which will constitute shareowner approval for NYSE purposes is defined as a majority of votes cast on a proposal, provided that the total vote cast on the proposal represents more than 50% in interest of all shares entitled to vote thereon.  For purposes of the NYSE approval requirements, abstentions and broker non-votes will have the effect of a vote against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event neither an abstention nor a broker non-vote will have any effect on the result of the vote.

DISCUSSION OF PROPOSALS

Proposal One: Election of Class III Directors

The first proposal on the agenda for the meeting is the election of two nominees to serve as Class III directors for three-year terms beginning at the meeting and ending at our 2013 Annual Meeting of Stockholders.

Under our by-laws, our board of directors has the authority to fix the number of directors, provided that the board must have between five and eleven members. Our by-laws provide that the board is to be divided into three classes serving for staggered three-year terms.

The board has nominated Pamela A. Joseph and Tommy G. Thompson, current Class III directors, for re-election to the board. Brief biographies of the nominees, as of February 26, 2010, follow. You will find information about their stock holdings on page 40.

Class III Directors

Pamela A. Joseph
Ms. Joseph has been a director since September 2007.  Ms. Joseph has served as Vice Chairman of U.S. Bancorp and Chairman and Chief Executive Officer of NOVA Information Systems, Inc. since 2004.  From 2000 to 2004, Ms. Joseph served as President and Chief Operating Officer for NOVA Information Systems, Inc.  She also serves as a director for Paychex Inc., a payroll, human resource, and employee benefit outsourcing solution for small to medium sized businesses.  Ms. Joseph’s range of experiences include, in particular, experience as a chief executive officer, as well as technology and service industry expertise.  Ms. Joseph is 51 years old.

Tommy G. Thompson
Mr. Thompson has been a director since April 2005. Mr. Thompson is a partner in the law firm of Akin Gump Strauss Hauer & Feld LLP in Washington, D.C.; and is President of Logistics Health, Inc., a provider of medical readiness and homeland security solutions.  From March 2005 to May 2009, Mr. Thompson also worked for the consulting practice of Deloitte and Touche USA LLP. From 2001 to January 2005, Mr. Thompson served as secretary of U.S. Department of Health & Human Services. From 1987 to 2001, Mr. Thompson served as Governor of the State of Wisconsin. He also serves as a director for AGA Medical Corporation, a designer, manufacturer and distributor of medical devices; C.R. Bard, Inc., a designer, manufacturer, and distributor of medical, surgical, diagnostic, and patient care devices; CareView Communications, a company that has designed patient monitoring equipment for use in hospitals; and, United Therapeutics, a biotechnology company that develops and distributes medical products.  Mr. Thompson currently is taking a leave of absence as a director from CNS Response, a company that has designed software to improve the treatment of behavioral health disorders.  Mr. Thompson previously served as a director for Pure Bioscience, a manufacturer and marketer of technology-based bioscience products; and SpectraScience Inc., a designer and manufacturer of medical devices.  Mr. Thompson’s range of experiences include, in particular, experience as a chief executive officer, political and regulatory relationships and healthcare expertise.  Mr. Thompson is 68 years old.

Steve Bartlett, our current Class III director, has decided to not stand for re-election.  Following the Annual Meeting, the board will consist of eight members.

We expect that Ms. Joseph and Mr. Thompson will be able to serve if elected. If either of them are not able to serve, proxies may be voted for a substitute nominee or nominees.

The board believes the election of these two nominees is in our best interest and the best interest of our stockholders and recommends a vote “FOR” the election of the two nominees.

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm

KPMG LLP audited our financial statements for the fiscal year ended December 31, 2009.  The audit committee has selected KPMG LLP to serve as our independent registered public accounting firm for the current fiscal year, and we are asking stockholders to ratify this appointment. Stockholder ratification of this selection is not required by our by-laws or other applicable legal requirements. Our board of directors is, however, submitting the selection of KPMG LLP to stockholders for ratification as a matter of good corporate practice. In the event that stockholders fail to ratify the selection, the audit committee will consider whether or not to retain that firm. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee believes that a change would be in our and our stockholders’ best interest.

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting is being sought to ratify the selection of KPMG LLP as our independent registered public accounting firm for the current fiscal year.

The board recommends that stockholders vote “FOR” the ratification of the selection of KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Proposal Three: Approval of Amendment to the 2003 Stock Incentive Plan

Overview

In March 2010, our board of directors adopted an amendment to our 2003 Stock Incentive Plan, referred to below as the 2003 Plan, that would increase the number of shares of common stock available for grant under the 2003 Plan by 2,150,000 from 6,900,000 to 9,050,000, subject to adjustment in the event of stock splits and other similar events.

The increase in reserved shares under the 2003 Plan approved by the board in March 2010, referred to below as the Plan Amendment, will be effective subject to the approval of our stockholders.  For a more complete description of the Plan Amendment, please see “Summary of the 2003 Plan” below and the copy of the 2003 Plan included as Appendix A to this proxy statement.

Under our 2003 Plan, we currently are authorized to award up to an aggregate of 6,900,000 shares of common stock to our officers, directors, employees, advisors and consultants. As of December 31, 2009, there were 505,954 shares of common stock available for grant under the 2003 Plan and an aggregate of 166,210 shares of common stock available for grant under our other existing stock incentive plans. If the Plan Amendment is approved, we will have approximately 2,655,954 shares available under the 2003 Plan and 166,210 shares under other existing stock incentive plans, which the board believes will be sufficient for a reasonable period. The closing price of our common stock on February 26, 2010 was $17.87.

We use the 2003 Plan to attract and retain talented employees in a highly competitive employment market. Our management carefully considers all proposed grants under the 2003 Plan, and our compensation committee or chairman, president and chief executive officer, with authority delegated from our board of directors, approves all awards.

Our board of directors believes that our future success depends, in large part, upon our ability to maintain a competitive position to:

•	attract new employees and executives with competitive compensation packages;

•	retain our existing executives who are attractive candidates to other companies in our industries;

•	motivate and recognize our high performing individuals; and

•	ensure the availability of stock incentives for employees we hire as a result of acquisitions.

Accordingly, our board of directors believes the Plan Amendment is in our best interest and the best interest of our stockholders and recommends a vote “FOR” the Plan Amendment. In the event the Plan Amendment is not approved at the meeting, the board will reconsider the alternatives available to help attract, retain and motivate key individuals who are currently our employees or who become employees as the result of any future acquisitions.

Under our by-laws, the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote on the matter at the meeting is necessary to approve the amendments to the 2003 Stock Incentive Plan.  For purposes of our by-laws, abstentions with respect to a matter are considered present and entitled to vote and therefore will have the same effect as a vote against the proposal and broker non-votes will not be considered as present and entitled to vote with respect to the matter and thus will have no effect on the vote.

However, the amendments to the 2003 Stock Incentive Plan are subject to an additional approval requirement set by the New York Stock Exchange (“NYSE”).  The minimum vote which will constitute shareowner approval for NYSE purposes is defined as a majority of votes cast on a proposal, provided that the total vote cast on the proposal represents more than 50% in interest of all shares entitled to vote thereon.  For purposes of the NYSE approval requirements, abstentions and broker non-votes will have the effect of a vote against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event neither an abstention nor a broker non-vote will have any effect on the result of the vote.

Summary of the 2003 Plan

The following is a brief summary of the 2003 Plan. A copy of the 2003 Plan, as proposed to be amended, is included as Appendix A to this proxy statement. The following summary is qualified in its entirety by reference to the 2003 Plan.

Types of Awards

The 2003 Plan provides for the grant of:

•	incentive stock options intended to qualify under Section 422 of the Internal Revenue Code;

•	non-statutory stock options;

•	restricted stock awards; and

•	restricted stock units, collectively referred to herein as awards; and

•	stock appreciation rights.

Options.  Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and are subject to such other terms and conditions as are specified in connection with the option grant. We may grant options only at an exercise price that is equal to or greater than the fair market value of our common stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may not be granted at an exercise price less than the fair market value of our common stock on the date of grant or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of Centene. The 2003 Plan permits the following forms of payment of the exercise price of options:

•	payment by cash, check or in connection with a “cashless exercise” through a broker;

•	surrender of shares of our common stock that have been held for at least six months;

•	any other lawful means (other than promissory notes); or

•	any combination of these forms of payment.

Restricted Stock Awards.  Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares from the recipient at the issue price or other stated formula or price in the event that the conditions specified in the applicable award are not satisfied before the end of the applicable restriction period established for such award.

Restricted Stock Units.  Restricted stock unit awards entitle recipients to acquire shares of our common stock in the future, and we promise to complete the issuance of stock to the recipient promptly after the award vests. The right to acquire the stock will be subject to terms and conditions established by the board of directors and the shares received may be subject to restrictions or repurchase.

Stock Appreciation Rights.  A stock appreciation right, or SAR, is an award entitling the holder upon exercise to receive an amount in common stock determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be based solely on appreciation in the fair market value of common stock or on a comparison of such appreciation with some other measure of market growth such as appreciation in a recognized market index. SARs may be issued in tandem with options or as stand-alone rights. We may grant SARs only at an exercise price that is equal to or greater than the fair market value of our common stock on the date of grant.

Eligibility to Receive Awards

Our employees, officers, directors, consultants and advisors are eligible to be granted awards under the 2003 Plan. Under present law, however, incentive stock options may only be granted to employees of Centene or any of our subsidiaries. The maximum number of shares with respect to which awards may be granted to any participant under the 2003 Plan may not exceed 1,500,000 in any calendar year.

Plan Benefits

As of February 26, 2010, approximately 3,900 of our employees and directors were eligible to receive awards under the 2003 Plan, including our twelve executive officers and eight non-employee directors.

The granting of awards under the 2003 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group. Such awards will be granted at the discretion of our board of directors or, in the event they have delegated this authority, their delegatee. Therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future. The table below sets forth the awards that were provided under the Plan during the 2009 fiscal year.

Name and Position	Stock Options	Restricted Stock Units
Michael F. Neidorff, Chairman, President and Chief Executive Officer	—	150,000
William N. Scheffel, Executive Vice President and Chief Financial Officer	—	25,000
Mark W. Eggert, Executive Vice President, Health Plan Business Unit	—	20,000
Jason M. Harrold, Senior Vice President, Specialty Business Unit	—	25,000
Jesse N. Hunter, Executive Vice President, Corporate Development	—	25,000
Eric R. Slusser, Former Executive Vice President and Chief Financial Officer	—	—
All executive officers as a group	—	336,000
All non-employee directors as a group	—	40,584
Employees other than executive officers, as a group	14,000	324,828

Administration

Our board of directors will administer the 2003 Plan. The board will have the authority to grant awards and adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2003 Plan and to interpret the provisions of the 2003 Plan. Pursuant to the terms of the 2003 Plan, the board may delegate authority under the 2003 Plan to one or more committees or subcommittees of the board or one or more of our executive officers, provided that the board fixes the terms of the awards and the maximum number of shares that any executive officer may grant.  Discretionary awards to independent directors may only be recommended by a committee comprised solely of independent directors and approved only by all independent directors of the board.

Subject to any applicable limitations contained in the 2003 Plan, the board or any committee to which the board delegates authority, as the case may be, will select the recipients of awards and determine:

•	the number of shares of our common stock covered by options and the dates upon which such options become exercisable;

•	the exercise price of options;

•	the duration of options; and

•
the number of shares of our common stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price, subject to the restriction on re-pricing described below.

No award made after July 19, 2005 to an employee may become exercisable in increments greater than one-third of the total award in any period of twelve consecutive months. The board is required to make appropriate adjustments in connection with the 2003 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.

Unless such action is approved by our stockholders:

•	no outstanding award granted under the 2003 Plan may be amended to provide for an exercise price per share that is less than the then-existing exercise price per share of such outstanding award,

•
the board may not cancel any outstanding award (whether or not granted under the 2003 Plan) and grant in substitution therefore new awards under the 2003 Plan covering the same or a different number of shares and having an exercise price per share less than the then-existing exercise price per share of the cancelled award, and

•	no outstanding award granted under the 2003 Plan may be repurchased by the Company at a price greater than the current fair market value of the outstanding award.

If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of our common stock covered by such award will again be available for grant under the 2003 Plan, subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code. Shares of common stock covered by SARs are counted against the number of shares available for future grant under the 2003 Plan and shares of common stock tendered to purchase shares of common stock upon the exercise of any award or satisfy tax withholding obligations are not added back to the number of shares available for future grant under the 2003 Plan.

Transferability

Transfers of awards under the 2003 Plan will be limited to transfers pursuant to qualified domestic relations orders and gratuitous transfers for the benefit of immediate family members, family trusts or family partnerships.

Amendment or Termination

No award may be made under the 2003 Plan after March 13, 2013, but awards previously granted may extend beyond that date. The board of directors may at any time amend, suspend or terminate the 2003 Plan, except that:

•	all material revisions (as defined by the applicable rules of the New York Stock Exchange) to the 2003 Plan shall be subject to stockholder approval, and

•
no award designated as subject to Section 162(m) of the Internal Revenue Code by the board after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such award) unless and until such amendment shall have been approved by our stockholders.

U.S. Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2003 Plan and with respect to the sale of common stock acquired under the 2003 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. This summary is not intended to be a complete discussion of all the federal income tax consequences associated with the 2003 Plan. Accordingly, for precise advice as to any specific transaction or set of circumstances, participants should consult with their own tax and legal advisors. Participants should also consult with their own tax and legal advisors regarding the application of any state, local and foreign taxes and any federal gift, estate and inheritance taxes.

Incentive Stock Options.    In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of common stock acquired through the exercise of the option, referred to below as ISO Stock, provided the participant has not ceased to be an employee for more than three months before the date of the exercise. The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

Generally, the tax consequences of selling ISO Stock will vary depending on the date on which it is sold. If the participant sells ISO Stock more than two years from the date the option was granted and more than one year from the date the option was exercised, then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

If the participant sells ISO Stock before satisfying the above waiting periods, called a disqualifying disposition, then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. The amount of the ordinary gain will be the difference between the lesser of the amount realized on disposition of the shares or the fair market value of the shares on the date of exercise and the exercise price of the stock. The amount of capital gain will be the amount not already realized as ordinary gain that the participant realizes upon disposition of the shares that exceeds the fair market value of those shares on the date the participant exercised the option. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year before the date of sale.

If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year before the date of sale.

Non-Statutory Stock Options.    As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock acquired through the exercise of the option, referred to below as NSO Stock, on the exercise date over the exercise price.

With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant’s tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year before the date of the sale.

Early-Exercise Alternative.    The board of directors may permit a participant to exercise the unvested portion of an option, subject to our right to repurchase the unvested shares. In general, a participant who exercises the unvested portion of an option and then makes a valid election under Section 83(b) of the Internal Revenue Code within 30 days of the exercise date should be taxed as if the underlying shares were vested shares with the consequences described above under “Incentive Stock Options” or “Non-Statutory Stock Options” (whichever is applicable), provided, however, that current law relating to incentive stock options in this context is not entirely certain. A participant who exercises the unvested portion of an option and does not make a valid Section 83(b) election within 30 days of the exercise date generally will be treated as having exercised the option to the extent that our repurchase right lapses with respect to the underlying shares. Otherwise, the participant will be taxed as described above under “Incentive Stock Options” or “Non-Statutory Stock Options,” whichever is applicable.

Restricted Stock Awards.    A participant will not recognize taxable income upon the grant of a restricted stock award unless the participant makes a Section 83(b) election. If the participant makes a valid Section 83(b) election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the difference between the fair market value of our common stock at the time the award is granted and the purchase price paid for the common stock. If a valid Section 83(b) election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of our common stock at the time of such lapse and the original purchase price paid for the common stock. The participant will have a tax basis in the common stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

Upon the disposition of the common stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the common stock and the participant’s tax basis in the common stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year from earlier of the date that the participant made a Section 83(b) election or the forfeiture provisions and restrictions on transfer lapsed.

Restricted Stock Units.    The tax consequences of restricted stock units are substantially the same as the tax consequences of restricted stock, except that no Section 83(b) election may be made with respect to restricted stock units.

Stock Appreciation Rights.    A participant will not have income upon the grant of a SAR. A participant will have compensation income upon the exercise of a SAR equal to the appreciation in the value of the stock underlying the SAR. When the stock distributed in settlement of the SAR is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the exercise date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Tax Consequences to Centene

The grant of an award under the 2003 Plan generally will have no tax consequences to us. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any common stock acquired under the 2003 Plan will have any tax consequences to us. We generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2003 Plan, including in connection with a restricted stock award, restricted stock unit or SAR or as a result of the exercise of a non-statutory stock option or a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

Other Matters

Our board of directors is not aware of any matters that are expected to come before the meeting other than those referred to in this proxy statement. If any other matter should properly come before the meeting, the persons appointed as proxies by the board of directors intend to vote the proxies in accordance with their best judgment.

The chairperson of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made, in compliance with the above procedures.

Submission of Future Stockholder Proposals

Under SEC rules, a stockholder who intends to present a proposal, including nomination of a director, at our 2011 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to Keith H. Williamson, our Secretary, at 7711 Carondelet Avenue, St. Louis, Missouri 63105, before November 15, 2010. SEC rules set standards for the types of stockholder proposals and the information that must be provided by the stockholder making the request.

A stockholder may also submit a proposal to be considered at our 2011 Annual Meeting of Stockholders pursuant to our by-laws, which provide that the proposal must be received by our Secretary not less than sixty days nor more than ninety days before that meeting. This notice must include the information required by the provisions of our by-laws, a copy of which may be obtained by writing to our Secretary at the address specified above. We have not yet set a date for our 2011 Annual Meeting of Stockholders. If the 2011 Annual Meeting of Stockholders were to be held on April 27, 2011, the anniversary of the 2010 Annual Meeting, the deadline for delivery of a stockholder proposal pursuant to our by-laws would be February 26, 2011. If a proposal is submitted pursuant to our by-laws by February 26, 2011 but after November 15, 2010, the stockholder may not require that the proposal be included in the proxy statement for the 2011 Annual Meeting of Stockholders. If the date of our 2011 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from April 27, 2011, we shall inform our stockholders, in our earliest possible quarterly report on Form 10-Q, of such change and the new dates for submitting stockholder proposals.

INFORMATION ABOUT CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Background Information about Directors Continuing in Office

Our Class I and Class II directors will continue in office following the meeting. The terms of our Class I directors will expire upon our 2011 Annual Meeting of Stockholders, and the terms of our Class II directors will expire upon our 2012 Annual Meeting of Stockholders. Brief biographies of these directors follow. You will find information about their holdings of common stock on page 40.

Class I Directors

Michael F. Neidorff
Mr. Neidorff has served as our Chairman, President and Chief Executive Officer since May 2004.  From May 1996 to May 2004, Mr. Neidorff served as President, Chief Executive Officer and as a member of our board of directors.  From 1995 to 1996, Mr. Neidorff served as a Regional Vice President of Coventry Corporation, a publicly-traded managed care organization, and as the President and Chief Executive Officer of one of its subsidiaries, Group Health Plan, Inc. From 1985 to 1995, Mr. Neidorff served as the President and Chief Executive Officer of Physicians Health Plan of Greater St. Louis, a subsidiary of United Healthcare Corp., a publicly-traded managed care organization now known as UnitedHealth Group Incorporated.  Mr. Neidorff also serves as a director of Brown Shoe Company, Inc., a publicly-traded footwear company with global operations.  Mr. Neidorff’s range of experiences include, in particular, experience as a chief executive officer, as well as healthcare, investment banking and organizational development expertise.  Mr. Neidorff is 67 years old.

Richard A. Gephardt
Mr. Gephardt has been a director since December 2006. Mr. Gephardt is CEO and President of Gephardt Group, LLC a multi-disciplined consulting firm focused on helping clients gain access to new markets, expand competitive advantages in existing markets, manage labor negotiations, develop political strategies and promote policy initiatives. Mr. Gephardt has served as a consultant to Goldman, Sachs & Co. since January 2005, as Senior Advisor to DLA Piper since June 2005, and as Senior Advisor to FTI since January 2007.  Mr. Gephardt served as a Member of the U.S. House of Representatives from 1977 to 2005. He also serves as a director for Spirit Aerosystems, Inc., a supplier of commercial airplane assemblies and components; CenturyLink, a communication services company; Ford Motor Company, an auto manufacturer; and US Steel Corporation, a manufacturer of a wide variety of steel sheet, tubular and tin products, coke, and taconite pellets.  He previously served as a director for Dana Corporation, an auto parts manufacturer and supplier.  Mr. Gephardt’s range of experiences include, in particular, political and regulatory relationships as well as investment banking and healthcare expertise.  Mr. Gephardt is 69 years old.

John R. Roberts
Mr. Roberts has been a director since March 2004. Mr. Roberts served as the Executive Director of Civic Progress, Inc., a St. Louis civic organization, from 2001 to December 2006. Mr. Roberts is a retired Managing Partner, Mid-South Region, Arthur Andersen LLP. He also serves as a director and chairman of the audit committee of both Regions Financial Corporation, a provider of banking, brokerage, mortgage and insurance products and services, and Energizer Holdings, Inc., a manufacturer of household products.  Mr. Roberts’ range of experiences include, in particular, organizational development expertise as well as experience in service industries and public accounting.  Mr. Roberts is 68 years old.

Class II Directors

Robert K. Ditmore
Mr. Ditmore has been a director since 1996. Mr. Ditmore is a retired President and Chief Operating Officer of United Healthcare Corp., a publicly traded managed care organization now known as UnitedHealth Group Incorporated.  Mr. Ditmore also served as a director of UnitedHealth Group Inc. from 1985 to 1995.  Mr. Ditmore’s range of experiences include, in particular, chief executive officer roles and extensive healthcare and service industry expertise.  Mr. Ditmore is 75 years old.

Frederick H. Eppinger
Mr. Eppinger has been a director since April 2006. Mr. Eppinger has served as a director and President and Chief Executive Officer of The Hanover Insurance Group, Inc., a holding company for a group of insurers that offers a wide range of property and casualty products, since 2003. From 2001 to 2003, Mr. Eppinger was Executive Vice President of Property and Casualty Field and Service Operations for The Hartford Financial Services Group, Inc. From 2000 to 2001, he was Executive Vice President for Channel Point, Inc. From 1985 to 2000, he was in the financial institutions group at McKinsey & Company, an international management consulting firm, where he was admitted as a partner in 1992.  Mr. Eppinger’s range of experiences include, in particular, chief executive officer roles, as well as organizational development and insurance industry expertise.  Mr. Eppinger is 51 years old.

David L. Steward
Mr. Steward has been a director since May 2003. Mr. Steward is the founder of World Wide Technology, Inc. and has served as its Chairman since its founding in 1990. In addition, Mr. Steward has served as Chairman of Telcobuy.com, an affiliate of World Wide Technology, Inc., since 1997. World Wide Technology, Inc. and Telcobuy.com provide electronic procurement and logistics services to companies in the information technology and telecommunications industries. He also serves as director of First Banks, Inc., a registered bank holding company.  Mr. Steward’s range of experiences include, in particular, chief executive officer roles, political and regulatory relationships, as well as technology expertise.  Mr. Steward is 58 years old.

No director, including any director standing for election, or any associate of a director, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries. No director, including any director standing for election, is related by blood, marriage or adoption to any other director or any executive officer.

Background Information about Executive Officers

Our executive officers are elected by our board of directors and hold office until the first meeting of the board following an annual meeting of stockholders, subject, in the case of Michael F. Neidorff, to the term of his employment agreement with us. Brief biographies of our executive officers, as of February 26, 2010, follow. You will find information about their holdings of common stock on page 40.

Michael F. Neidorff	Mr. Neidorff is our Chairman, President and Chief Executive Officer. You will find background information about Mr. Neidorff on page 11.

Mark. W. Eggert
Mr. Eggert has served as our Executive Vice President, Health Plan Business Unit since November 2007.  From January 1999 to November 2007, Mr. Eggert served as the Associate Vice Chancellor and Deputy General Counsel at Washington University, where he oversaw the legal affairs of the School of Medicine.  Mr. Eggert is 48 years old.

Carol E. Goldman
Ms. Goldman has served as Executive Vice President and Chief Administrative Officer since June 2007.  From July 2002 to June 2007, she served as our Senior Vice President, Chief Administrative Officer.  From September 2001 to July 2002, Ms. Goldman served as our Plan Director of Human Resources.  From 1998 to August 2001, Ms. Goldman was Human Resources Manager at Mallinckrodt Inc., a medical device and pharmaceutical company.  Ms. Goldman is 52 years old.

Jason M. Harrold
Mr. Harrold has served as our Senior Vice President, Specialty Business Unit since August 2009.  He served as President of OptiCare from July 2000 to August 2009.  From July 1996 to July 2000, Mr. Harrold held various positions of increasing responsibility at OptiCare including Vice President of Operations and Chief Operating Officer.  Mr. Harrold is 40 years old.

Jesse N. Hunter
Mr. Hunter has served as our Executive Vice President, Corporate Development since April 2008.  He served as our Senior Vice President, Corporate Development from April 2007 to April 2008.  He served as our Vice President, Corporate Development from December 2006 to April 2007.  From October 2004 to December 2006, he served as our Vice President, Mergers & Acquisitions.  From July 2003 until October 2004, he served as the Director of Mergers & Acquisitions and from February 2002 until July 2003, he served as the Manager of Mergers & Acquisitions.  Mr. Hunter is 34 years old.

Donald G. Imholz
Mr. Imholz has served as our Executive Vice President and Chief Information Officer since December 2009.  Mr. Imholz served as our Senior Vice President and Chief Information Officer from September 2008 to December 2009.  From January 2008 to September 2008, Mr. Imholz was an independent consultant working for clients across a variety of industries. From January 1975 to January 2008, Mr. Imholz was with The Boeing Company and served as Vice President of Information Technology from 2002 to January 2008. In that role, Mr. Imholz was responsible for all application development and support worldwide.  Mr. Imholz is 58 years old.

Edmund E. Kroll	Mr. Kroll has served as our Senior Vice President, Finance and Investor Relations since May 2007. From June 1997 to November 2006, Mr. Kroll served as Managing Director at Cowen and Company LLC, where his research coverage focused on the managed care industry, including the Company. Mr. Kroll is 50 years old.

Frederick J. Manning
Mr. Manning has served as our Executive Vice President, Celtic Insurance Company since July 2008.  From 1978 to July 2008, Mr. Manning served as Chief Executive Officer and Chairman of the Board of Celtic Insurance Company.  Mr. Manning is 62 years old.

William N. Scheffel
Mr. Scheffel has served as our Executive Vice President, Chief Financial Officer and Treasurer since May 2009.  He served as our Executive Vice President, Specialty Business Unit from June 2007 to May 2009. From May 2005 to June 2007, he served as our Senior Vice President, Specialty Business Unit.  From December 2003 until May 2005, he served as our Senior Vice President and Controller.  From July 2002 to October 2003, Mr. Scheffel was a partner with Ernst & Young LLP.  From 1975 to July 2002, Mr. Scheffel was with Arthur Andersen LLP.  Mr. Scheffel is 56 years old.

Jeffrey A. Schwaneke
Mr. Schwaneke has served as our Vice President, Corporate Controller since July 2008 and Chief Accounting Officer since September 2008.  He previously served as Vice President, Controller and Chief Accounting Officer at Novelis Inc. from October 2007 to July 2008, and Assistant Corporate Controller from May 2006 to September 2007.  Mr. Schwaneke served as Segment Controller for SPX Corporation from January 2005 to April 2006.  Mr. Schwaneke served as Corporate Controller at Marley Cooling Technologies, a segment of SPX Corporation, from March 2004 to December 2004 and Director of Financial Reporting from November 2002 to February 2004.  Mr. Schwaneke is 34 years old.

Toni Simonetti
Ms. Simonetti has served as our Senior Vice President, Public Affairs since December 2009.  She previously served as Vice President, Global Communications at GMAC Financial Services from July 2004 to June 2009.  From December 1999 to September 2006, Ms. Simonetti served as Executive Director, Financial Communications and Global Media Relations at General Motors Corporation.  Ms. Simonetti is 53 years old.

Keith H. Williamson
Mr. Williamson has served as our Senior Vice President, General Counsel since November 2006 and as our Secretary since February 2007.  From 1988 until November 2006, he served at Pitney Bowes Inc. in various legal and executive roles, the last seven years as a Division President.  Mr. Williamson also serves as a director of PPL Corporation, a publicly-traded energy and utility holding company.  Mr. Williamson is 57 years old.

No executive officer, or any associate of an executive officer, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries. No executive officer is related by blood, marriage or adoption to any director or any other executive officer.

INFORMATION ABOUT CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Our Corporate Ethics and Compliance Program was first established in 1998 and provides methods by which we further enhance operations, safeguard against fraud and abuse and help assure that our values are reflected in everything we do. We have also reviewed and believe we are in compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC, and the listing standards of the New York Stock Exchange.

Board and Committee Meetings

Our board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The board's primary responsibility is to oversee the management of the company and, in so doing, serve the best interests of the company and its stockholders. The board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Management keeps the directors informed of our activities through regular written reports and presentations at board and committee meetings.

Our board held five regular meetings and one special meeting during 2009 and acted by written consent four times.  All of our directors attended 75% or more of the meetings of the board and of any committees thereof on which they served. Our corporate governance guidelines provide that directors are expected to attend the 2010 Annual Meeting of Stockholders. All directors attended the 2009 Annual Meeting of Stockholders.

The board currently combines the role of chairman of the board with the role of chief executive officer, coupled with a presiding director position to further strengthen the governance structure. The board believes this provides an efficient and effective leadership model for the company. Combining the chairman and CEO roles fosters clear accountability, effective decision-making, and alignment on corporate strategy.  The board periodically reviews its leadership structure.  To assure effective independent oversight, the board has adopted a number of governance practices, including:

•	a strong, independent, clearly-defined presiding director role
•	executive sessions of the independent directors after every board meeting
•	annual performance evaluations of the chairman and CEO by the independent directors.

  Our board of directors has appointed Robert K. Ditmore “presiding director” to preside at all executive sessions of “non-management” directors, as defined under the rules of the New York Stock Exchange.  The presiding director’s role includes leading the board’s processes for selecting and evaluating the Chief Executive Officer and presiding at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors.

Our board of directors has established three standing committees – Audit, Compensation, and Nominating and Governance – each of which operates under a charter that has been approved by our board. Current copies of each committee’s charter are posted on our website, www.centene.com.  Our board of directors has also established a Government and Regulatory Affairs Committee, which is co-chaired by Richard A. Gephardt and Tommy G. Thompson.

Our board of directors has affirmatively determined that all directors except Michael F. Neidorff, our Chairman, President and Chief Executive Officer, as well as all of the members of each of the board’s committees, are independent as defined under the rules of the New York Stock Exchange, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In the course of the board's determination regarding the independence of each non-employee director, it considered any transactions, relationships and arrangements as required by the rules of the New York Stock Exchange. In particular, with respect to each of the most recent three completed fiscal years, the board evaluated for Tommy Thompson the amount of fees paid to a law firm in which he serves as a partner and a consulting firm he previously worked for and determined that they were under 2% of the respective entities annual revenues during 2007, 2008 and 2009.  Effective May 2009, Mr. Thompson ended his relationship with the consulting firm.  In addition, we did not make any payments to the law firm during 2009 and have not used this law firm in 2010.  The board also considered Ms. Joseph's position as an executive officer of the co-lead arranger under the construction loan originated in 2009 to our 50% owned joint venture which is developing property adjoining our corporate office and determined that the payments made to the lender were under 2% of the lender's annual revenues during 2009.  All directors, excluding Michael F. Neidorff, have no direct or indirect material relationship with us except for their role as a director or stockholder. The board also broadly considers what it deems to be all relevant facts and circumstances in determining the independence of its members.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, retaining, evaluating, terminating, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent auditor, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, independent registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules (which is included on page 20 of this proxy statement).

The board has determined that John R. Roberts is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

The current members of the Audit Committee are Frederick H. Eppinger, John R. Roberts and Steve Bartlett. The Chairman of the Audit Committee is John R. Roberts. The Audit Committee held four regular meetings in 2009.

Compensation Committee

The compensation committee is currently comprised of four members of our board of directors. The board has determined that each of the members of the compensation committee is “independent,” as defined under the rules of the New York Stock Exchange, or NYSE.

The compensation committee oversees our activities in the area of compensation and benefits (generally with regard to all employees and specifically with regard to Named Executive Officers and other officers) and reviews and makes recommendations concerning compensation-related matters to be submitted to the board and/or shareholders for approval. The committee’s responsibilities include:

•	evaluating compensation policies and practices to determine if they may be influencing employees to take excessive risks;
•	annually reviewing and approving corporate goals and objectives relevant to our chief executive officer’s compensation;
•	reviewing and making recommendations to the board with respect to our chief executive officer’s compensation;
•	reviewing and approving, or making recommendations to the board with respect to, the compensation of our other executive officers;
•	overseeing an evaluation of our senior executives;
•	overseeing and administering our equity incentive plans; and
•	reviewing and making recommendations to the board with respect to director compensation.

Members of management assist the committee in its responsibilities by providing recommendations for the committee’s approval concerning the design of our compensation program for our executive officers other than our chief executive officer, including those executive officers listed in the Summary Compensation Table for the 2009 fiscal year, who we refer to in this proxy statement as the Named Executive Officers, as well as recommended award levels. The design of our compensation program for our chief executive officer is recommended by the committee and approved by the full Board of Directors without any approval of the Chairman, who is the chief executive officer.

The committee considered information and data regarding executive compensation supplied by management and by Hewitt Associates, Inc., (Hewitt Associates), a compensation and benefits consultant retained by management. In addition, the committee has retained an independent compensation consultant, Pearl Meyer and Partners (Pearl Meyer), which reports directly to the committee to review and make recommendations on the chief executive officer’s compensation.  Finally, Watson Wyatt Worldwide (Watson Wyatt), another independent compensation and benefits consulting group was engaged to develop an executive compensation peer group by conducting an independent analysis of the insurance industry.

In 2009, the compensation committee utilized Hewitt Associates to provide advice with respect to the base salaries, bonuses and long-term incentives of our officers, including our Named Executive Officers. The consultants analyzed the compensation levels of the Named Executive Officers of the industry peer group developed by Watson Wyatt for the most recently completed fiscal year and used proprietary valuation methodologies to value the long-term incentive compensation levels of the officers of the companies in the peer group. As discussed in the Compensation Discussion and Analysis (CD&A), the compensation committee considered this information, along with a variety of other factors, in reviewing our executive compensation in 2009.

The committee delegates to management the authority to grant stock options and restricted stock units under the 2003 Stock Incentive Plan. Our chief executive officer is authorized to issue awards (other than to himself) of up to 30,000 shares to any new hired executive and up to 12,000 shares to any one person during a calendar year, and is required to report any such grants to the compensation committee retrospectively at the following Compensation Committee meeting. The delegation of authority may be terminated by the compensation committee at any time and for any reason.  All internal promotions and equity grants to a Corporate Officer level and all offers to any “executive officer” (as defined by Rule 3b-7 under the Securities Exchange Act of 1934) requires full Compensation Committee approval.

The current members of the Compensation Committee are Robert K. Ditmore, Pamela A. Joseph, David L. Steward and Tommy Thompson. The Chairman of the Compensation Committee is Robert K. Ditmore. The Compensation Committee met five times during 2009.

Nominating and Governance Committee

The Nominating and Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of the board;

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;

•	reviewing and making recommendations to the board with respect to management succession planning;

•	reviewing and recommending to the board corporate governance principles; and

•	overseeing an annual evaluation of the board’s performance.

The current members of the Nominating and Governance Committee are Robert K. Ditmore, David L. Steward and Tommy G. Thompson. The Chairman of the Nominating and Governance Committee is David L. Steward. The Nominating and Governance Committee met once during 2009.

Director Candidates

The process followed by the Nominating and Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Governance Committee and the board.  Upon nomination and election of a new director by the board during any year, that director will be nominated for shareholder election at the next annual meeting.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the Nominating and Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

Board membership should reflect diversity in its broadest sense, including persons diverse in background, geography, perspective, gender, and ethnicity. The board is particularly interested in maintaining a mix that includes the following backgrounds:

•	Public company governance
•	Healthcare
•	Service and insurance industry
•	Companies with revenues greater than $1 billion
•	Public accounting
•	Investment banking
•	Technology
•	Organizational development
•	Political and regulatory relationships
•	Experience as a chief executive officer

Stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least one year as of the date such recommendation is made, to Nominating and Governance Committee, c/o Corporate Secretary, Centene Corporation,  7711 Carondelet Avenue, St. Louis, Missouri 63105. Assuming that appropriate biographical and background material has been provided on a timely basis in accordance with the procedures set forth in our by-laws, the Nominating and Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process and applying substantially the same criteria as it follows for candidates submitted by others.

Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Governance Committee or the board, by following the procedures set forth under “Submission of Future Stockholder Proposals” of this proxy statement.

Communicating with Independent Directors

The board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. The chairman of the Nominating and Governance Committee, with the assistance of our chief executive officer, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as he or she considers appropriate.

Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments considered to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders and interested parties who wish to send communications on any topic to the board should address such communications to Board of Directors c/o Corporate Secretary, Centene Corporation, 7711 Carondelet Avenue, St. Louis, Missouri 63105. Any stockholder or interested party who wishes to communicate directly with our presiding director, or with our non-employee directors as a group, should also follow the foregoing method.

Corporate Governance Guidelines

Our board of directors has adopted Corporate Governance Guidelines addressing, among other things, director qualifications and responsibilities, responsibilities of key board committees, director compensation and management succession. A current copy of the Corporate Governance Guidelines is posted on our website, www.centene.com.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics which is applicable to all employees of the Company, including the principal executive officer and principal financial officer. While no code of conduct can replace the thoughtful behavior of an ethical director, officer or employee, we feel the Code of Business Conduct and Ethics will, among other things, focus our board and management on areas of ethical risk, provide guidance in recognizing and dealing with ethical issues, provide mechanisms to report unethical conduct and generally help foster a culture of honesty and accountability. Any amendment or waiver of the Code of Business Conduct and Ethics may only be made by the board or a committee of the board. A current copy of the Code of Business Conduct and Ethics is posted on our website, www.centene.com. Any future amendments or waivers of the Code of Business Conduct and Ethics will be promptly disclosed on our website.

Our policy concerning pre-approval of related party transactions is incorporated in the provisions of our Code of Business Conduct and Ethics regarding conflicts of interest. As part of our Code of Business Conduct and Ethics, our directors, officers and employees are responsible for disclosing any transaction or relationship that reasonably could be expected to give rise to a conflict of interest to the Corporate Compliance Officer of the Company or the board of directors in the case of an executive officer or director, who shall be responsible for determining whether such transaction or relationship constitutes a conflict of interest.

Equity Compensation Plan Information

The following table provides information as of December 31, 2009, about the securities authorized for issuance under our equity compensation plans, consisting of our 1996 Stock Plan, 1998 Stock Plan, 1999 Stock Plan, 2000 Stock Plan, 2002 Employee Stock Purchase Plan and 2003 Stock Incentive Plan.

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	5,151,816	$20.31	1,344,288
Equity compensation plans not approved by stockholders	—	—	—
	5,151,816		1,344,288

The number of securities in column (a) includes 3,460,755 options with a weighted-average remaining life of 5.6 years and 1,691,061 shares of restricted stock and restricted stock units.

The number of securities in column (c) includes 672,124 shares available for future issuance under the 2002 Employee Stock Purchase Plan.

Audit Committee Report

Management is responsible for the preparation of Centene’s consolidated financial statements and for establishing and maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. KPMG LLP, as independent registered public accountants for Centene, is responsible for performing an independent audit of our consolidated financial statements and of the Company’s internal control over financial reporting and issuing a report thereon, in accordance with standards established by the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee's responsibility is to monitor and provide independent, objective oversight of these processes. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention it deems necessary and appropriate to each of the matters assigned to it under its charter.

The Audit Committee met and held discussions with management and the independent registered public accountants to review and discuss all financial statements included in public filings during the fiscal year ended December 31, 2009 before their issuance and to discuss significant accounting issues and the Company’s internal control over financial reporting. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles and that there were no material weaknesses in its internal control over financial reporting. The Audit Committee has received from and discussed with the independent registered public accountants matters required to be discussed under the PCAOB standards, SEC rules, and Statement on Auditing Standards, or SAS, No. 61, as amended by SAS No. 90 (Communication with Audit Committees) including, among other things, the following:

•	methods to account for significant unusual transactions;

•	the quality of the Centene’s accounting principles, including the effect of significant accounting policies in controversial or emerging areas;

•
the process used by management in formulating particularly sensitive accounting estimates, the reasonableness of significant judgments, and the basis for the conclusions of KPMG LLP regarding the reasonableness of those estimates;

•	disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements; and

•	material weaknesses or significant internal control deficiencies, if any.

KPMG LLP also provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence which requires auditors, among other things, annually to:

•	disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence;

•	confirm their perceived independence; and

•	engage in a discussion of independence.

The Audit Committee has discussed with KPMG LLP their independence with respect to Centene, including a review of audit and non-audit fees and services and concluded that KPMG LLP is independent.

Based on its discussions with management and KPMG LLP and its review of the representations and information provided by management and KPMG LLP, the Audit Committee recommended to Centene’s Board of Directors that the audited consolidated financial statements be included in Centene’s Annual Report on Form 10-K for the year ended December 31, 2009.

By the Audit Committee of the Board of Directors of Centene Corporation.

AUDIT COMMITTEE

Steve Bartlett
Frederick H. Eppinger
John R. Roberts, Chair

Independent Registered Public Accounting Firm

Our board of directors, upon the recommendation of the Audit Committee, has selected KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2010. See “Discussion of proposals – Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm.” KPMG LLP has served as our independent registered public accounting firm since June 8, 2005. We expect that representatives of KPMG LLP will be present at our Annual Meeting of Stockholders to answer appropriate questions. They will have the opportunity to make a statement if they desire to do so.

Independent Auditor Fees

The following table discloses the aggregate fees billed in 2009 and 2008, by KPMG LLP, our independent registered public accounting firm ($ in thousands):

	KPMG
	2009	2008
Audit Fees	$1,447	$1,350
Audit-Related Fees	97	112
Tax Fees	—	—
All Other Fees	—	—

Audit-related fees in 2009 and 2008 consist primarily of fees for operational control reviews.

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the chairman of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee. All audit-related fees and tax fees for 2009 and 2008 were pre-approved by the Audit Committee, and no fees were provided under the de minimis exception to the audit committee pre-approval requirements.

Related Party Transactions

None.

INFORMATION ABOUT EXECUTIVE COMPENSATION

Compensation Committee Report

The compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” with the Company’s management. Based on such review and discussions, the compensation committee recommended to the board of directors that the “Compensation Discussion and Analysis” be included in this proxy statement and our annual report on Form 10-K.

COMPENSATION COMMITTEE

Robert K. Ditmore, Chair
Pamela A. Joseph
David L. Steward
Tommy G. Thompson

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses our compensation policies and arrangements that are applicable to our Named Executive Officers.

Company’s Compensation Philosophy

Our overall compensation philosophy is to pay for performance.  Compensation decisions are based on what promotes our corporate mission statement and creates long-term shareholder value using specific metrics that promote our pay for performance culture.  Compensation decisions regarding annual incentives and stock grants are based on the company meeting specific earnings per share objectives, meeting our annual and long term business plans and differentiating superior performers to correlate with such executives’ contributions to Company success.  In addition, Centene will continue to emphasize stock compensation arrangements that align the financial interests of our executives with the interests of long-term shareholders as evidenced by our stock ownership requirements for officers of the company.

Overview of the Compensation Program

The compensation committee establishes and administers the executive compensation philosophy and program and assists the Board in the development and oversight of all aspects of executive compensation.   The key compensation goals are to hire, motivate, reward and retain executives who create long-term shareholder value. The philosophy of the compensation committee as it relates to executive compensation is that our chief executive officer and other executive officers should be compensated at competitive levels sufficient to attract, motivate and retain talented executives who are capable of leading us in achieving our business objectives in an industry facing increasing regulation, competition and change, while aligning the compensation of senior management with the long-term interests of stockholders.

Centene must leverage its compensation and benefit programs to attract the best talent in order to compete and achieve aggressive operating objectives. In light of this, Centene must view private equity firms as significant competition for talent and that Centene is a source for them to recruit this talent if the appropriate compensation programs are not in place.  The establishment of aggressive expectations (pay for performance with documented performance) and Centene’s ability to achieve those expectations and demonstrate growth in earnings per share has a proven impact on shareholder value.  Attracting and retaining the right management team and establishing the proper rewards alignment to company performance is paramount to the interests of both Centene and its shareholders.

In order to achieve these objectives, the compensation committee establishes target, market-based total compensation (e.g., base salary, annual bonus target and long-term incentives) from similarly sized companies based on revenues. For total compensation, the committee’s competitive objective is for our total compensation to:

•
fall between the 50th percentile and 75th percentile of the 19 company insurance industry peer group (discussed below) based on size adjusted and compensation regressed organizations at revenues of $4 billion;

•	fall between the 50th percentile and 75th percentile of general industry organizations based on revenues of $4 billion; and
•	approximate the 50th percentile of organizations in the general industry that have similar growth and long-term performance as Centene based on revenues of $6 billion.

For each component of total compensation, the committee’s competitive objectives are for our:

•	base salary to approximate the 75th percentile of similarly-sized organizations;
•	annual bonus target to approximate the 50th percentile of similarly-sized organizations; and
•	long-term incentives to approximate the 50th percentile of similarly-sized organizations.

Both sets of objectives generally result in approximately the same market based total compensation.

Benchmarking and Comparator Groups

Each year the compensation committee evaluates a number of factors when determining executive compensation levels to ensure that pay opportunities being delivered to our executive officers are competitive with the labor markets in which the Company competes for talent.  Publicly available executive compensation market data is used in this decision making process.  In reviewing past year’s market data, the compensation committee determined that a larger sample size should be used in benchmarking compensation than what was used in the past.

Watson Wyatt Worldwide (Watson Wyatt) was engaged solely to develop an executive compensation peer group by conducting an independent analysis of the insurance industry.  In developing this peer group, Watson Wyatt analyzed the managed care industry and possible Centene peers using the Standard and Poor’s Global Industry Classification System (GICS) codes.  The analysis indicated that there are three key segments to the industry:

•	Managed Health Care Companies (Centene classification)
•	Health Care Facilities
•	Health Care Services

From this analysis, Watson Wyatt recommended a sample size of 19 companies; 13 from Managed Health Care Companies (complete view of the Managed Health Care Industry of companies greater than $1 billion in revenue), three from Health Care Services and three from Health Care Facilities.  The compensation committee believed that this group was more indicative of high growth companies (like Centene) than the previous peer group and that the sample size of 19 was a better representation of the labor market for executive and management talent than the smaller sample size of seven before.  The following represents the Company’s new Industry Peer Group (those noted with an * were in the previous year’s peer group):

1.	Aetna, Inc
2.	Amedisys Inc.
3.	Amerigroup Corporation *
4.	Catalyst Health Solutions, Inc.
5.	CIGNA Corporation
6.	Community Health Systems, Inc.
7.	Coventry Health Care, Inc. *
8.	Davita Inc.
9.	Health Net, Inc.
10.	Healthspring, Inc.
11.	Humana Inc.
12.	Lifepoint Hospitals, Inc.
13.	Magellan Health Services Inc. *
14.	Molina Healthcare, Inc. *
15.	Sun Healthcare Group Inc.
16.	UnitedHealth Group Incorporated
17.	Universal American Corporation

18.	Wellcare Health Plans, Inc.
19.	WellPoint, Inc.

Methodology

The compensation committee used Hewitt Associates to supply and summarize the market data from these companies for the CEO and the other four Named Executive Officers.  The data was size adjusted to $4 billion in revenue, and compensation was regressed to reflect the 50th and 75th percentile of a $4 billion company for base salary, target bonus, long term incentives and target total compensation.

The Committee reviewed additional data sources from Pearl Meyer in determining the compensation for the CEO. Pearl Meyer was retained independently by the Compensation Committee to provide recommendations for the CEO’s compensation.

The market for executive talent includes companies both within and outside our industry or sector.  Therefore, the market data the Committee utilizes includes not only the industry peer group of 19 companies developed by Watson Wyatt but also a general industry peer group of 42 companies developed by Hewitt Associates.  This general industry peer group was developed out of Hewitt Associates’ Total Compensation ManagementTM database of approximately 700 companies.  From that group, 120 companies with annual revenue of $2 billion-$13 billion were selected as a possible sample.  From that group, companies that did not meet one of the follow criteria were excluded from the group:

•	5-year return on net assets > 10%
•	5-year sales growth > 10%
•	5-year earnings per share growth > 10%
•	5-year total shareholder return > 7%

Eighty-one companies met at least one of the above criteria, and the sample size was further reduced to 42 companies by only including those companies that met two or more of the above criteria.  The data was size adjusted to $4 billion in revenue, and compensation was regressed to reflect the 50th and 75th percentile of a $4 billion company for base salary, target bonus, long term incentives and target total compensation.  The compensation committee believes that including this broader range of companies is likely to provide a more representative depiction of the overall competitive market for talent.

All elements of compensation are valued and reviewed in evaluating the relative competitiveness of our compensation practices against both the market data and the committee’s competitive objectives. In addition, the committee annually reviews a tally sheet for each Named Executive Officer, which includes the current value of all outstanding equity-based awards, deferrals, benefits and perquisites, as well as potential payments under change in control agreements.  The Committee uses the tally sheets to analyze each Named Executive Officer’s base salary, annual incentive target and long-term incentive opportunity in relation to the market and each component of compensation as a percentage of total compensation.  The committee noted that the long term incentive opportunity targets for each Named Executive Officer have been challenging to meet due to general economic conditions and the volatility in the market.  Therefore, it is imperative to provide the right combination of base salary, annual incentives and long-term incentive opportunities in order to attract and retain key executives.

The compensation committee has always viewed compensation as a total package that includes base salary, performance-based bonus compensation, long-term equity compensation, deferrals, benefits and perquisites. Because we do not provide a defined benefit pension plan or retiree health care (except for the chief executive officer as provided for in his employment agreement), the committee feels that it is important that executives are compensated at levels that may exceed their counterparts in industries that provide these types of benefits.

Base Salaries

In determining appropriate annual base salaries, in addition to reviewing market data from Hewitt, the compensation committee considered:

•	the chief executive officer’s recommendations as to compensation for all other executive officers;
•	the scope of responsibility, experience, time in position and individual performance of each officer, including the chief executive officer;
•	the effectiveness of each executive’s leadership performance and potential to enhance long-term stockholder value; and
•	internal equity.

In certain circumstances such as an external candidate or an executive with high potential, base salary may be positioned above the competitive objectives, with the appropriate supporting rationale. The compensation committee’s analysis is a subjective process that utilizes no specific weighting or formula of the aforementioned factors in determining executives’ base salaries.

Adjustments to base salaries are determined based on merit and market. This requires a detailed evaluation of individual performance, competitive market levels and rates of increase, executive experience, internal equity, as well as our overall salary budget. In 2009, Hewitt compared our base salaries to the market data, and on average, our base salaries for 2009 were slightly above the 75th percentile of the industry peer group. Effective January 1, 2010, the Chairman, President and Chief Executive Officer’s 2010 annual base salary was increased to $1,100,000. Other Named Executive Officers received base salary increases for 2010 in light of the aforementioned factors.  Since annual incentives (as discussed below) are based on a percentage of base salary, base salary increases also have the effect of increasing the size of annual incentive opportunity.

Annual Incentives

The compensation committee considers annual incentive compensation to be a motivational method for encouraging and rewarding outstanding individual performance that contributes to our overall performance. Awards under the bonus plan are recommended to the board of directors by the compensation committee based primarily upon:

•	meeting the company’s earnings per share objective;
•	our overall performance, including our performance versus our business plan;
•	the performance of the individual officer including the effectiveness of each executive’s leadership performance and potential to enhance long-term stockholder value;
•	targeted bonus amounts which are based upon market data; and
•	the recommendation of the chief executive officer.

Annual incentive compensation is designed to motivate executives to achieve higher levels of success through formula driven targets. Executives are rewarded for meeting annual operating plan objectives for a 12 month period that create long-term shareholder value. Specifically, the primary corporate financial measurements for determining bonus eligibility are earnings per share (EPS), revenue growth targets and pre-tax operating margins. Secondly, each business unit may have annual operating plan objectives for a 15 month period consisting of a calendar year plus the 1st quarter of the following year, which determine bonus eligibility. Business unit bonuses are based on meeting pre-established operating plan expectations. Finally, individual performance is evaluated to determine the amount above or below the target that should be awarded based on individual contributions. The committee has previously exercised its discretion to pay bonuses above and below the target.

Target percentages are positioned, on their own, to be competitive with the 50th percentile of the market data. However, when applied to our base salaries they create a total cash opportunity that is consistent with our competitive objectives. Additional amounts are possible in the committee’s discretion, based upon the executive’s achievement of above-target performance, which may allow an executive to actually earn cash compensation near the high end of the range of our competitive objectives.

The compensation committee reviewed the chief executive officer’s performance during 2009 and recommended to the board of directors that an annual bonus of $1,750,000 be awarded to Mr. Neidorff for the year. In making this recommendation, the compensation committee recognized that the company exceeded its diluted earnings per share from continuing operations target of $1.89 by earning $1.94 per share; an increase of 15% in earnings per share over 2008 (when adjusted for the Georgia rate increase of $20.8 million that was for the period July 1, 2007 through December 31, 2007 but recorded in 2008 and certain non-operating investment losses in 2008 that were beyond management’s control).  In addition, the company’s earnings from operations were $138.1 million, an increase of 24.7% over 2008 earnings from operations when excluding the Georgia revenue mentioned above.  Finally, premium and service revenue increased 18.4% to $3.9 billion for 2009 and the company once again reported strong operating cash flow.  Mr. Neidorff’s 2009 bonus increased $500,000 from 2008 primarily for two reasons:  (1) the company in 2008 only met its diluted earning per share target of $1.68 (when adjusted as discussed above) rather than exceeding it in 2009 and the board of directors determined that his bonus target beginning in 2009, should be increased to 150% of his base salary rather than 125% based on the market data reviewed by the compensation committee.

Other Named Executive Officers also received an annual bonus based on each individual’s performance and the performance of the company.  Recognizing that pay for performance is part of the company’s culture, in the past the committee has withheld annual incentive bonuses when certain financial measures were not met, most recently in 2006, or not paid out full target bonuses as was the case in 2007.

For 2010, we will continue to use similar objective performance measures stated above and also evaluate individual performance for our annual incentive program. The compensation committee believes that it has set the performance measure targets to provide the appropriate level of motivation for participants based on market and industry expectations.

 Based on the amounts of total compensation listed in the Summary Compensation Table, annual bonus compensation represented from 23.3% to 34.3% of total compensation for the Named Executive Officers in fiscal year 2009. The committee feels that these amounts are reflective of the program’s objective to reward individual performance that contributes to our overall performance in light of meeting the targeted earnings per share amount.

Long-Term Incentives

Our long-term incentive compensation is designed to attract and retain key executives, build an integrated management team, reward for innovation and appropriate risk-taking, balance short-term thinking and share long-term successes while aligning executive and shareholder interests.

Long-term incentives are positioned at the lower end of the range of our competitive objective, for two reasons:

•
This keeps our total compensation opportunity in line with our competitive objectives (that is, not every component of pay can be positioned at the high end of the range, or else total compensation opportunity will exceed the high end of the range).

•	Our staffing model and business plan should provide, over a longer time horizon, opportunities for greater than average wealth accumulation as performance warrants.

During the Compensation Committee’s review in December 2009, it was noted that long-term incentives that were granted to our Named Executive Officer’s are now positioned more towards the 50th percentile of similarly-sized organizations which is our competitive objective.  Therefore, the committee considered this position when determining the size of the grants made to the Named Executive Officers at that meeting.

Long-term incentives are provided both through equity (stock options and restricted stock units (RSU’s)) and cash ensuring that the maximum number of shares of common stock granted in any calendar year

(excluding shares granted in connection with an acquisition) does not exceed a level associated with competitive practice.  In summary, excluding acquisitions, we do not grant annually more than 2% of the outstanding shares of the company.

Stock options and RSU’s are designed to attract executive talent in a competitive environment while motivating and building an integrated management team that can balance short-term thinking with our long-term objectives. RSU’s are also used to motivate and retain key tenured executives as part of their long-term incentive compensation while recognizing exceptional performance and rewarding successful innovation and risk-taking through spot awards.   Options and RSU’s are normally granted at the annual December compensation committee meeting, but may also be awarded at other compensation committee meetings following a promotion, for extraordinary performance, or at time of hire for eligible executives.

The board of directors determined the award sizes for each Named Executive Officer by analyzing the competitive objectives listed above, reviewing a tally sheet for each Named Executive Officer and evaluating the individual’s 2009 performance.

Under the 2007 Long-Term Incentive Plan (Cash LTIP), executives will be awarded cash for achieving long-term (3 year) financial objectives of cumulative revenue growth and pre-tax operating margin. This plan will be used for approximately 50% of total long-term incentive awards. Cash awards are paid annually after completion of each 3 year performance cycle and announced annually prior to the beginning of each 3 year performance cycle. As discussed below, the committee adopted this type of long-term cash plan to, among other things, complement our current 2003 Stock Incentive Plan, assist in managing annual dilution, and supplement the number of shares available under the company’s 2003 Stock Incentive Plan.  The first payment due under the 2007-2009 plan cycle was not paid out due to the company not meeting the two cumulative metrics for the three years.   While the revenue metric for the Cash LTIP was met, the operating margin was below the target initially set in 2006, and consequently no payment was made for the current cycle.  We believe the targets established for the Cash LTIP plan are difficult to meet as evidenced by not meeting the threshold for payment in the first three year cycle under the plan.

The use of options and the long-term cash plan is intended to satisfy the requirements for qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. The use of RSU’s helps to reduce annual share usage under the 2003 Stock Incentive Plan, as compared with stock options.  The use of RSU’s in 2009 does not currently satisfy Section 162(m) of the Internal Revenue Code.

Based on the amounts of total compensation listed in the Summary Compensation Table, long-term variable compensation represented from 26.7% to 47.3% of total compensation for the Named Executive Officers in fiscal year 2009, which is consistent with general market practice as well as the committee’s overall compensation objectives. As noted above, we traditionally grant awards which are based upon the committee’s recommendation at the December board meeting and do not “time” the granting of long-term incentives awards with respect to the release of material non-public information and have not timed such grants for the purpose of affecting the value of executive compensation.

As part of the company’s commitment to pay for performance principles, a minimum of at least 50% of all shares granted to our executive officers will require that a performance parameter be met in order for the stock to vest.  Specifically, 50% of the grants to executive officers in December 2010 (our regular cycle for long-term incentive grants) will have a performance condition based upon our 2011 diluted EPS.  The midpoint of the company’s 2011 EPS guidance will be the target for these performance related shares.  A ratable 5% reduction from that target for each $.01 reduction in EPS will be incorporated, resulting in 0% vesting for EPS less than $0.20 from the target.

For example, had the December 2009 award been granted with a similar performance condition, the target EPS would have been $1.75, the midpoint of the Company’s annual guidance of $1.70 - $1.80.  EPS of $1.60 would result in 25% of the performance shares vesting; EPS of $1.65 would result in 50% of the performance shares vesting; and EPS of $1.70 would result in 75% of the performance shares vesting.  If the Company’s 2010 EPS were $1.55 or less, zero performance shares would vest.  In future years, the midpoint of the Company’s annual EPS guidance will be used in establishing the target for 100% vesting.

The compensation committee and board of directors may adjust these performance targets to be at levels it believes to be rigorous and challenging to meet.  The performance criteria may include any of the metrics identified in the Plan document, which is included as Appendix A to this proxy statement. The compensation committee of the board may determine that the performance parameters used to measure the appropriate pay out include or exclude items which are deemed beyond management’s control.  These items include but are not limited to those stated in Appendix A to this Proxy Statement.

Stock Ownership Guidelines

In 2005, we established stock ownership guidelines for our Named Executive Officers, other officers and board of directors. In July 2009, Health Plan & Specialty Company Presidents and Corporate Vice Presidents were also included in the guidelines.  We feel that ownership of our stock helps align the interests of our executives and shareholders, and encourages executives to act in a manner that is expected to increase shareholder value. The stock ownership guidelines for our Officers are as follows:

Named Executive Officer	Minimum Ownership Requirement as a Percentage of Base Salary
Chairman, President and Chief Executive Officer	5X
Executive Vice President	2.5X
Senior Vice President	2X
Plan & Specialty Company Presidents, Plan Chief Operating Officers, and Corporate Vice Presidents	1X

For those who were executive officers in February 2005 when the stock share ownership guidelines were implemented, the number of shares that should be owned by the executive is determined based on their base salary and share price as of the implementation. For executives hired or promoted to these positions or a higher position after February 2005, the number of shares to be held would be determined at the time they were hired or promoted. In all cases, an executive would have five years to attain the level of stock ownership suggested under these guidelines.  Beginning in 2010, the Board has established a policy requiring executive officers to retain ownership of the shares received from the vesting, payout or exercise of any stock award granted under our stock incentive plan (net of any shares used to exercise any such awards or satisfy tax withholding) for one year following such vesting, payout or exercise.

The compensation committee will annually review the stock ownership levels of the executive officers. Future stock awards will take into consideration the executive’s level of attainment of the suggested stock ownership amount.

Officers who fail to achieve these ownership levels will not be eligible to receive any stock-based awards until they achieve their required ownership level. Shares owned directly by the officer (including those held as a joint tenant or as tenant in common), restricted stock, shares owned in a self-directed IRA, “phantom shares” held in a deferred compensation plan and certain shares owned or held for the benefit of a spouse or minor children are counted toward the guidelines. Options and unvested RSU’s are not counted toward meeting the ownership guidelines. As of the close of the last fiscal year and the date of this report, all Named Executive Officers subject to the guidelines are in compliance with them or still have time to attain compliance in accordance with the guidelines. We prohibit employees from hedging their stock ownership.

Our stock ownership guidelines for members of our board of directors require them to own 10,000 shares of common stock, and each director has three years from the time they are elected to the board to attain this level of ownership.  As of the close of the last fiscal year and the date of this report, all directors are in compliance with these guidelines or still have time to attain compliance in accordance with the guidelines.  We prohibit directors from hedging their stock ownership.

Other Benefits

We provide our Named Executive Officers with a defined contribution retirement program. This defined contribution retirement program is the same program that is provided generally to our employees. We also provide our Named Executive Officers with a non-qualified deferred compensation plan to make up for matching contributions that are limited by compensation limits imposed on qualified retirement plans under the Internal Revenue Code. We do not provide our Named Executive Officers with a defined benefit retirement program. We also do not provide retiree medical coverage to our Named Executive Officers, with the exception to Mr. Neidorff, as specified in his employment agreement.

With respect to most other benefits, the benefits provided to Named Executive Officers and other executive officers are comparable to those provided to the majority of salaried and hourly Company employees. In order to ensure that their tax returns are prepared timely and avoid any appearance of impropriety, we require all Named Executive Officers to have their tax returns prepared or reviewed by an independent certified public accounting firm. Due to this requirement, costs related to these services are paid by us. In addition, each Named Executive Officer has the option to use a financial advisor for fees that in total do not exceed $11,000 annually for both tax preparation and financial advisement.

The board of directors believes that additional security is required for the position of chairman, president and chief executive officer and other Named Executive Officers. Pursuant to a policy implemented by our board, Mr. Neidorff is required to use company provided aircraft for all air travel and we provide home security services to Mr. Neidorff.  Mr. Neidorff’s personal use of company aircraft and home security services are fully taxable to him and are not grossed up to cover his personal income tax liability.  Home security services are also provided to our Named Executive Officers and these costs are fully taxable to them and are also not grossed up to cover any personal income tax liability.

Risk Disclosure

The Committee is aware of the current economic conditions and the consequences to companies that have not appropriately balanced risk and rewards in executive compensation.  The Committee believes that the emphasis on long-term performance in the RSU program and the Cash LTIP results in an overall compensation program that does not reward excessive risk-taking for the Company.  Further, risks are limited by the use of ownership guidelines mentioned above and a clawback provision stated below.

In February 2009, the board of directors (BOD) approved a clawback provision for all officers of the corporation.  Specifically, any cash bonuses that are paid from the annual bonus plan, that are a result of material financial impropriety (as defined by the audit committee of the BOD) and require financial restatements due to these improprieties, may result in any officers becoming obligated to pay back the bonus amount to the company.

The Company’s compensation strategy is intended to mitigate risk by emphasizing long-term compensation and financial performance measures correlated with growing shareholder value rather than rewarding shorter performance and payout periods.  A recent review of the compensation programs did not identify any compensation programs that unduly incentivize employees to take any excessive risks.

Employment Contracts, Termination of Employment Arrangements, and Change in Control Arrangements

CEO Employment Agreement

Michael F. Neidorff serves as Chairman of our board of directors and our President and Chief Executive Officer pursuant to an employment agreement dated November 8, 2004. The term of the employment agreement extends until November 8, 2014. Under this agreement, we currently pay Mr. Neidorff an annual salary of $1,100,000, which is subject to an annual review by our board of directors. Mr. Neidorff is eligible for an annual target bonus of 150% of base salary and a maximum annual bonus equal to not less than 200% of base salary. The agreement also awarded Mr. Neidorff 1,000,000 restricted stock units as of November 8, 2004. Of these restricted stock units, 60% vested in 2009 and the remaining 40% vest ratably beginning in 2010 and ending in 2014. Mr. Neidorff has agreed not to compete with us or solicit any of our employees during the term of his employment and for 12 months thereafter. Mr. Neidorff’s employment may be terminated by us for cause or permanent disability or by Mr. Neidorff for good reason. If Mr. Neidorff is terminated by us without cause or if he terminates for good reason, he is entitled to receive salary continuation for a period of 36 months or the remaining term of the agreement, whichever is shorter (but not less than six months), lifetime health and dental coverage to which he would be entitled under the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, lifetime life insurance coverage, lifetime medical insurance for him and his eligible dependents, full acceleration of any unexercised stock options or other equity awards held by him, and acceleration of a portion of unvested restricted stock units awarded pursuant to the agreement based on certain stipulations. Upon a change in control during the term of this agreement, any unvested restricted stock units and any unexercised stock options or other equity awards held by Mr. Neidorff will vest in full.  Mr. Neidorff is eligible for a gross-up payment if any parts or amounts payable under his employment agreement are deemed to be "excess parachute payments" within the meaning of Section 280G of the Code or similar provisions.  Mr. Neidorff’s agreement was amended in 2008 to (1) to eliminate the non-compete and non-solicitation requirements if there was a “hostile change in control” as defined in his agreement and (2) to add language to the agreement to make it compliant with Internal Revenue Section 409A.

Severance and Change in Control Agreements

Jason M. Harrold, Mark W. Eggert, William N. Scheffel, and Jesse N. Hunter serve as executive officers pursuant to executive severance and change in control agreements (the agreements). Under these agreements, 2010 annual salaries are $400,000, $590,000, $625,000 and $450,000 to Messrs. Harrold, Eggert, Scheffel, and Hunter, respectively.

The agreements generally provide that, if within 24 months following a change in control (as defined), the executive’s employment is terminated by us other than for cause (as defined in the agreements) or by the executive for good reason (as defined), the executive will receive a cash payment equal to the sum of (1) an amount equal to 24 months of salary, (b) the average of the executive’s last two annual bonuses multiplied by two, and (c) a prorated annual bonus for the year in which the termination occurs. The executive also will receive 18 months of medical coverage. The executive’s existing equity awards will vest in full at the time of a change in control.

The agreements also generally provide that, if an executive’s employment is terminated by us other than for cause or by the executive for good reason in the absence of a change in control, the executive will receive 12 months of salary continuation, a prorated annual bonus for the year in which the termination occurs, 12 months of medical coverage and 12 months of continued vesting of the executive’s existing equity awards.  If any parts or amounts payable under the executive's employment agreement are deemed to be "excess parachute payments" within the meaning of Section 280G of the Code or similar provision, the company may be required to pay the executive an additional cash amount (gross-up payment).

In the agreements, the executives agree to non-competition and non-solicitation provisions that extend through the first anniversary of termination of employment, unless the termination was due to a “hostile takeover” as defined in the agreement.

The board has determined that it is in our best interests and our shareholders’ to assure that we will have the continued dedication of the executive, notwithstanding the possibility, threat, or occurrence of a change in control. The board believes it is imperative to diminish the inevitable distraction of the executive by virtue of the personal uncertainties and risks created by a pending or threatened change in control, to encourage the executive’s full attention and dedication to us, and to provide the executive with compensation and benefits arrangements upon a change in control which (i) will satisfy the executive’s compensation and benefits expectations and (ii) are competitive with those of other major corporations.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a publicly traded company for compensation in excess of $1 million paid to our chief executive officer and its four other most highly compensated executive officers, excluding the chief financial officer.  Some types of compensation, including qualified performance-based compensation, will not be subject to the deduction limit if specified requirements are met. In general, we structure and administer our stock incentive plans in a manner intended to comply with the performance-based exception to Section 162(m). Additionally, we intend that our Short-

Term Executive Compensation Plan complies with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under our stock option plans or our Short-Term Executive Compensation Plan will be treated as qualified performance-based compensation under Section 162(m). In addition, the compensation committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the compensation committee believes such payments are appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and the performance of its employees.

Summary Compensation Table

The following table summarizes the compensation of our Named Executive Officers for the fiscal years ended December 31, 2009, 2008 and 2007. Additional description of each component of compensation for our Named Executive Officers is included elsewhere in this Proxy Statement under the caption, “Compensation Discussion and Analysis.”

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) 1	Option Awards ($) 1	All Other Compensation ($)		Total ($)
Michael F. Neidorff	2009	$1,000,000	$1,750,000	$2,878,500	$—	$449,400	2	$6,077,900
Chairman, President and Chief Executive Officer	2008	1,000,000	1,250,000	1,691,000	—	418,365		4,359,365
	2007	1,000,000	1,000,000	2,479,000	—	477,224		4,956,224

William N. Scheffel	2009	595,000	575,000	474,500	—	32,850	3	1,677,350
Executive Vice President and Chief Financial Officer	2008	575,000	500,000	358,400	—	27,750		1,461,150
	2007	510,000	350,000	495,800	—	26,362		1,382,162

Mark W. Eggert	2009	570,000	450,000	379,600	—	22,898	4	1,422,498
Executive Vice President, Health Plan Business Unit	2008	550,000	455,000	358,400	—	18,424		1,381,824

Jason M. Harrold	2009	328,077	315,288	469,100	45,637	65,656	5	1,223,758
Senior Vice President, Specialty Business Unit

Jesse N. Hunter	2009	425,000	375,000	474,500	—	36,099	6	1,310,599
Executive Vice President, Corporate Development	2008	391,154	400,000	621,800	83,805	29,636		1,526,395
	2007	266,538	180,000	247,900	—	8,156		702,594

Eric R. Slusser	2009	545,000	170,313	—	—	16,350		731,663
Former Executive Vice President and Chief Financial Officer	2008	525,000	325,000	179,200	—	267,205		1,296,405
	2007	228,365	275,000	1,045,050	899,798	63,986		2,512,199
________________
1
The amounts reported as Stock Awards and Option Awards reflect the fair value of grants made during the current year under the Company’s stock incentive plans.  Assumptions used in the calculation of this amount for fiscal years ended December 31, 2009, 2008 and 2007 are included in footnote 16 to the Company’s audited financial statements for the fiscal year ended December 31, 2009, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 22, 2010.  There can be no assurance that the grant date fair value of Stock Awards will ever be realized.

2
All other compensation includes $232,800 of personal use of company provided aircraft. Pursuant to the policy established by our board, our Chairman, President and Chief Executive Officer is required to use company provided aircraft for all travel, a taxable benefit to Mr. Neidorff pursuant to the applicable Internal Revenue Service regulations. For flights on corporate aircraft, aggregate incremental cost is calculated based on a cost-per-flight-hour charge developed by a nationally recognized and independent service. This flight-hour charge reflects the direct operating costs of the aircraft, including fuel, additives and lubricants, airport fees and assessments, as well as aircraft landing and parking, customs and permit fees, in-flight supplies and food, and flight planning and weather services. In addition, the flight-hour charge provides for periodic engine and auxiliary power unit overhauling, outside labor and maintenance parts for the airframe, engine and avionics, crew travel expenses and other miscellaneous costs. The other amounts included in other compensation for Mr. Neidorff include $129,100 in life insurance benefits, $60,150 in nonqualified deferred compensation match, tax preparation and financial advisor fees, company entertainment event tickets and 401k match.

3	All other compensation includes $25,500 in nonqualified deferred compensation match, tax preparation and financial advisor fees, security services, as well as life insurance benefits.
4	All other compensation includes tax preparation and financial advisor fees, security services, as well as life insurance benefits.
5	All other compensation includes $49,042 for relocation expenses as well as nonqualified deferred compensation match.
6	All other compensation includes nonqualified deferred compensation match, tax preparation and financial advisor fees, transportation, life insurance benefits as well as security services.

Grants of Plan-Based Awards Table

The following table provides information on 2009 grants of restricted stock units under the 2003 Stock Incentive Plan, options under the 2000 Stock Incentive Plan, as well as 2009 cash-based grants under the 2007 Long-Term Incentive Plan to each of our Named Executive Officers. The fair values of these stock and option awards are included in the Summary Compensation Table. The vesting provisions of the equity awards are included in the footnotes to the Outstanding Equity Awards at Fiscal Year-End Table.  Mr. Slusser did not receive any grants in 2009.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) 1	All Other Option Awards: Number of Securities Underlying Options (#) 1	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Date of Grant ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)					Grant Date Fair Value ($) 2
Michael F. Neidorff	12/11/2009	$600,000	$1,500,000	$2,250,000	150,000	—	$—	$—	$2,878,500

William N. Scheffel	12/10/2009	238,000	595,000	892,500	25,000	—	—	—	474,500

Mark W. Eggert	12/10/2009	228,000	570,000	855,000	20,000	—	—	—	379,600

Jason M. Harrold	7/27/2009	—	—	—	10,000	5,000	18.44	17.98	230,037
	12/10/2009	96,000	240,000	360,000	15,000	—	—	—	284,700

Jesse N. Hunter	12/10/2009	170,000	425,000	637,500	25,000	—	—	—	474,500
___________________
1	All 2009 stock grants were made under the Company’s 2003 Stock Incentive Plan. The 2009 option grant was made under the Company’s 2000 Stock Incentive Plan.
2
Assumptions used in the calculation of the Grant Date Fair Value are included in footnote 16 to the Company’s audited financial statements for the fiscal year ended December 31, 2009, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 22, 2010. There can be no assurance that the Grant Date Fair Value of Stock Awards will ever be realized.

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows the number of shares covered by exercisable and unexercisable options and unvested RSUs held by our Named Executive Officers on December 31, 2009:

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Unearned Options (# Unexercisable)		Option Exercise Price 1 ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Michael F. Neidorff	10,210	—		$7.57	7/24/2012	400,000	2	$8,468,000
	244,036	—		13.58	8/26/2013	33,333	3	705,660
	200,000	—		13.98	12/16/2013	100,000	4	2,117,000
	180,000	—		17.85	7/27/2014	150,000	5	3,175,500
	200,000	—		25.40	12/13/2015	—		—
	100,000	—		25.21	12/12/2016	—		—

William N. Scheffel	28,486	—		15.35	12/1/2013	7,000	9	148,190
	30,000	—		16.65	5/4/2014	10,000	10	211,700
	50,000	—		26.07	12/8/2014	20,000	11	423,400
	20,000	5,000	6	32.06	7/26/2015	25,000	12	529,250
	8,000	2,000	7	25.40	12/13/2015	—		—
	6,000	4,000	8	25.21	12/12/2016	—		—

Mark W. Eggert	30,000	45,000	13	22.23	11/13/2017	15,000	14	317,550
	—	—		—	—	5,000	10	105,850
	—	—		—	—	20,000	11	423,400
	—	—		—	—	20,000	12	423,400

Jason M. Harrold	4,500	3,000	8	25.21	12/12/2016	1,000	17	21,170
	2,000	3,000	15	24.79	12/12/2017	2,200	18	46,574
	—	5,000	16	18.44	7/27/2019	10,000	19	211,700
						15,000	12	317,550

Jesse N. Hunter	3,000	—		6.29	2/21/2012	500	21	10,585
	15,000	—		13.58	8/26/2013	2,000	17	42,340
	6,400	1,600	7	25.40	12/13/2015	3,500	22	74,095
	7,200	4,800	8	25.21	12/12/2016	5,000	10	105,850
	2,000	8,000	20	16.84	4/28/2018	30,000	11	635,100
	—	—		—	—	4,000	23	84,680
	—	—		—	—	25,000	12	529,250

Eric R. Slusser	—	—		—	—	3,333	24	70,560
__________________

1	The option price for each grant is equal to the previous day’s closing market price.
2	The shares vest in five equal annual installments on November 8, 2010, 2011, 2012, 2013 and 2014.
3	The shares vest on December 12, 2010.
4	The shares vest in three equal installments on February 10, 2010, December 10, 2010, and December 10, 2011.
5	The shares vest in three equal installments beginning on the anniversary of the grant date beginning on December 11, 2010.
6	The options vest on July 26, 2010.
7	The options vest on December 13, 2010.
8	The options vest in two equal annual installments on the anniversary of the grant date beginning on December 12, 2010.
9	1,000 shares vest on December 13, 2010; 6,000 shares vest in two equal annual installments on the anniversary of the grant date beginning on December 12, 2010.
10	The shares vest in two equal installments on the anniversary of the grant date beginning on December 12, 2010.
11	The shares vest in three equal installments on February 10, 2010, December 9, 2010, and December 9, 2011.

12	The shares vest in three equal installments beginning on the anniversary of the grant date beginning on December 10, 2010.
13	The options vest in three equal annual installments on the anniversary of the grant date beginning on November 13, 2010.
14	The shares vest in three equal annual installments on the anniversary of the grant date beginning on November 13, 2010.
15	The options vest in three equal annual installments on the anniversary of the grant date beginning on December 12, 2010.
16	The options vest in five equal annual installments on the anniversary of the grant date beginning on July 27, 2010.
17	The shares vest in two equal annual installments on the anniversary of the grant date beginning on December 12, 2010.
18	The shares vest in four equal annual installments on the anniversary of the grant date beginning on December 9, 2010.
19	The shares vest in five equal annual installments on the anniversary of the grant date beginning on July 27, 2010.
20	The options vest in four equal annual installments on the anniversary of the grant date beginning on April 28, 2010.
21	The shares vest on December 13, 2010.
22	The shares vest on February 7, 2010.
23	The shares vest in four equal annual installments on the anniversary of the grant date beginning April 28, 2010.
24	The shares vest on February 10, 2010.

Option Exercises and Stock Vested Table

The following table shows the number of shares of Centene stock acquired by our Named Executive Officers in 2009 upon exercise of options or vesting of RSUs:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Michael F. Neidorff	10,000	$14,600	666,667	1	$12,903,675
William N. Scheffel	6,000	9,640	14,000		280,630
Mark W. Eggert	—	—	10,000		195,875
Jason M. Harrold	—	—	1,050		20,123
Jesse N. Hunter	—	—	11,000		219,915
Eric R. Slusser	—	—	15,000		299,900
__________________
1	Pursuant to the terms of the grant agreement, the receipt of 600,000 restricted stock units vesting during 2009 have been deferred until retirement.

Nonqualified Deferred Compensation Table

Under the Company’s Deferred Compensation Plan, the Named Executive Officers may contribute any designated percentage of salary and / or bonus into the plan which serves as an excess savings plan when tax limitations are reached under our tax qualified 401(k) plan. The following table shows the change in the Nonqualified Deferred Compensation balances for our Named Executive Officers, as well as the deferral of restricted stock units vesting for Michael Neidorff as discussed in footnote 5, for the fiscal year ended December 31, 2009:

Name	Executive Contributions in Last FY ($) 1		Registrant Contributions in Last FY ($) 2	Aggregate Earnings (Losses) in Last FY ($) 3		Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($) 4
Michael F. Neidorff	$11,679,000	5	$60,150	$1,210,130	5	$—	$13,437,516 5
William N. Scheffel	65,014		25,500	(12,509)		—	237,311
Mark W. Eggert	—		—	—		—	—
Jason M. Harrold	43,404		10,107	17,406		—	76,598
Jesse N. Hunter	49,010		17,400	18,144		—	112,647
Eric R. Slusser	32,700		7,990	8,766		—	104,667
___________________
1	Executive contributions, with the exception of the contribution discussed in footnote 5, are included in the Salary column in the Summary Compensation Table.
2	All registrant contributions are included in the Other Compensation column in the Summary Compensation Table.
3	The company does not pay above market interest or preferential dividends on investments in the Deferred Compensation Plan.
4
The Aggregate Balance at Last Fiscal Year-End column includes money the company owes these individuals for salaries and incentive compensation they earned in prior years but did not receive because they elected to defer receipt of it and save it for retirement. For fiscal 2009, the amounts described in footnote 1 are included in the Summary Compensation Table as described in footnote 1. For fiscal 2008, the following aggregate amounts of executive contributions were included in the Summary Compensation Table: Mr. Neidorff -$60,000; Mr. Scheffel -$55,500; Mr. Slusser-$31,500. For fiscal 2007, the following aggregate amounts of executive contributions were included in the Summary Compensation Table: Mr. Neidorff -$60,000; Mr. Scheffel -$30,207; Mr. Slusser-$7,673. For prior years, all amounts contributed by a named executive officer in such years have been reported in the Summary Compensation Table in our previously filed proxy statements in the year earned, to the extent the executive was named in such proxy statements and the amounts were so required to be reported in such tables.

5
Pursuant to the terms of the grant agreement, the receipt of 600,000 restricted stock units vesting during 2009 have been deferred until retirement.  The fair market value at the time of vesting (executive contribution), increase in value during 2009 (aggregate earnings), and December 31, 2009 market value (balance at last FYE) are presented in the table.  Mr. Neidorff contributed $135,000 to the Company’s Deferred Compensation plan during 2009.

Director Compensation Table

The following table summarizes the compensation of our non-employee directors for the fiscal year ended December 31, 2009:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) 1	Total ($)
Steve Bartlett	$—	$225,000	$225,000
Robert K. Ditmore	—	240,000	240,000
Frederick H. Eppinger	—	225,000	225,000
Richard A. Gephardt	115,000	100,000	215,000
Pamela A. Joseph	—	225,000	225,000
John R. Roberts	30,000	225,000	255,000
David L. Steward	—	240,000	240,000
Tommy G. Thompson	—	240,000	240,000
________________
1
The amounts reported as Stock Awards reflect the grant date fair value of grants made during the current year under the 2003 Stock Incentive Plan and Non-Employee Directors Deferred Stock Compensation Plan.  Assumptions used in the calculation of this amount for fiscal years ended December 31, 2009, 2008 and 2007 are included in footnote 16 to the Company’s audited financial statements for the fiscal year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 22, 2010.  There can be no assurance that the grant date fair value of Stock Awards will ever be realized.

Non-employee directors currently receive a quarterly retainer fee of $31,250, provided that the director elects 100% payment pursuant to the Company’s Non-Employee Directors Deferred Stock Compensation Plan. Directors not making this election receive a quarterly retainer fee of $25,000.   In addition, the chairman of the Audit Committee receives a quarterly retainer fee of $7,500 and the chairman of the Compensation Committee, the Nominating and Governance Committee, and Government and Regulatory Affairs Committee each receives a quarterly fee of $3,750.  All cash fees are eligible for deferral under the Non-Employee Directors Deferred Stock Compensation Plan. Expense recognized in conjunction with the deferred stock election is included in the “Stock Awards” column in the Director Compensation Table above.

Each new non-employee director, as of the date on which such director is first elected to the board, is granted an option under our 2003 Stock Incentive Plan to purchase 10,000 shares of our common stock vesting in three equal annual installments commencing on the first anniversary of the grant date. Additionally, each non-employee director receives a grant, as of the date of each annual meeting of stockholders, or when first elected to the board, of restricted shares of our common stock having a deemed value of $100,000 (or equivalent equity-based incentives payable in common stock). During the year ended December 31, 2009, each of the eight non-employee directors were granted restricted shares with a grant date fair market value of $100,000.

The following table shows the number of shares covered by exercisable and unexercisable options and unvested RSUs held by our board of directors on December 31, 2009:

	Option Awards		Stock Awards
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Number of Shares or Units of Stock That Have Not Vested (#)
Steve Bartlett	—	—	5,073
Robert K. Ditmore	32,500	—	5,073
Frederick H. Eppinger	10,000	—	5,073
Richard A. Gephardt	10,000	—	5,073
Pamela A. Joseph	6,667	3,333	5,073
John R. Roberts	11,000	4,000	5,073
David L. Steward	25,000	—	5,073
Tommy G. Thompson	10,000	—	5,073

Directors are reimbursed for all reasonable expenses incurred in connection with their service. Directors who are also our employees receive no additional compensation for serving on our board of directors.

Potential Payments on Termination or Change in Control

The section below describes the payments that may be made to our Named Executive Officers upon termination or a change in control. Generally, pursuant to our executive agreements, a change in control is deemed to occur:

•	If any individual, entity or group (other than a group which includes the executive) acquires 40% or more of the voting power of our outstanding securities;

•
If a majority of the incumbent board of directors are replaced. For these purposes, the incumbent board of directors means the directors who were serving as of the effective date of the applicable executive agreement and any individual who becomes a director subsequent to such date whose election or nomination for election was approved by a majority of such directors, other than in connection with a proxy contest; or

•
Upon the consummation of a merger or consolidation of the Company with another person, other than a merger or consolidation where the individuals and entities who were beneficial owners, respectively, of our outstanding voting securities immediately prior to such merger or consolidation own 50% or more of the then-outstanding shares of the combined voting power of the then-outstanding voting securities of the corporation resulting from such merger or consolidation.

The amounts presented below assume the termination or change in control occurred as of December 31, 2009. The applicable agreements are discussed in the Compensation Discussion and Analysis under the heading “Employment Contracts, Termination of Employment Arrangements, and Change in Control Arrangements” included on page 30 of this Proxy Statement.

Michael F. Neidorff
Executive Benefits and Payments Upon Terminations	Voluntary Termination	Involuntary Not for Cause or Voluntary with Good Reason Termination	For Cause Termination	Retirement	Death	Disability	Change in Control
Severance	$—	$7,500,000	$—	$—	$—	$—	$7,500,000
Pro rata Bonus Payment	—	1,500,000	—	—	1,500,000	1,500,000	1,500,000
Unvested Restricted Stock	—	14,466,160	—	—	14,466,160	14,466,160	14,466,160
Long-term Incentive Plan Payment at Target	—	3,000,000	—	3,000,000	3,000,000	3,000,000	3,000,000
Welfare Benefits Values	—	—	—	—	5,000,000	—	—
Excise Tax & Gross-Up	—	—	—	—	—	—	3,392,806

William N. Scheffel
Executive Benefits and Payments Upon Terminations	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change in Control
Severance	$—	$595,000	$—	$—	$—	$2,040,000
Pro rata Bonus Payment	—	446,250	—	—	—	446,250
Unvested Restricted Stock	—	649,199	—	—	—	1,312,540
Long-term Incentive Plan Payment at Target	—	—	—	1,085,000	1,085,000	1,085,000
Welfare Benefits Values	—	17,395	—	550,000	—	111,573
Outplacement	—	10,000	—	—	—	10,000
Excise Tax & Gross-Up	—	—	—	—	—	1,630,226

Mark W. Eggert
Executive Benefits and Payments Upon Terminations	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change in Control
Severance	$—	$570,000	$—	$—	$—	$1,965,000
Pro rata Bonus Payment	—	427,500	—	—	—	427,500
Unvested Restricted Stock	—	582,175	—	—	—	1,270,200
Long-term Incentive Plan Payment at Target	—	—	—	1,100,000	1,100,000	1,100,000
Welfare Benefits Values	—	17,395	—	500,000	—	130,159
Outplacement	—	10,000	—	—	—	10,000
Excise Tax & Gross-Up	—	—	—	—	—	1,572,100

Jason M. Harrold
Executive Benefits and Payments Upon Terminations	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change in Control
Severance	$—	$400,000	$—	$—	$—	$965,000
Pro rata Bonus Payment	—	160,000	—	—	—	160,000
Unvested Stock Option Spread	—	2,730	—	—	—	13,650
Unvested Restricted Stock	—	170,419	—	—	—	596,994
Welfare Benefits Values	—	16,470	—	1,100,000	—	187,823
Outplacement	—	10,000	—	—	—	10,000
Excise Tax & Gross-Up	—	—	—	—	—	584,574

Jesse N. Hunter
Executive Benefits and Payments Upon Terminations	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change in Control
Severance	$—	$425,000	$—	$—	$—	$1,430,000
Pro rata Bonus Payment	—	318,750	—	—	—	318,750
Unvested Stock Option Spread	—	8,660	—	—	—	34,640
Unvested Restricted Stock	—	779,755	—	—	—	1,481,900
Long-term Incentive Plan Payment at Target	—	—	—	580,000	580,000	580,000
Welfare Benefits Values	—	17,395	—	1,450,000	—	163,944
Outplacement	—	10,000	—	—	—	10,000
Excise Tax & Gross-Up	—	—	—	—	—	1,347,289

Compensation Committee Interlocks and Insider Participation

During fiscal year 2009, none of our executive officers served as a director or member of the Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or Compensation Committee. None of the current members of our Compensation Committee has ever been an officer or employee of Centene or any of our subsidiaries

OTHER MATTERS

Information About Stock Ownership

The following table sets forth information regarding ownership of our common stock as of February 26, 2010 for:

•	each person, entity or group of affiliated persons or entities known by us to beneficially own more than 5% of our outstanding common stock;

•	each of our Named Executive Officers, directors (two of whom are nominated for re-election); and

•	all of our executive officers and directors as a group.

	Beneficial Ownership
Name and Address of Beneficial Owner	Outstanding Shares		Shares Acquirable Within 60 Days		Total Beneficial Ownership		Percent Ownership	Shares Not Acquirable Within 60 Days1
T. Rowe Price Associates, Inc.	3,843,300		—		3,843,300		7.8	—
100 East Pratt Street Baltimore, Maryland 21202
FMR LLC	3,513,280		—		3,513,280		7.2	—
82 Devonshire Street Boston, Massachusetts 02109
BlackRock, Inc.	3,368,621		—		3,368,621		6.9	—
55 East 52nd Street New York, New York 10055
Lord, Abbett & Co. LLC	3,172,575		—		3,172,575		6.5	—
90 Hudson Street, 11th floor Jersey City, NJ 07302
Michael F. Neidorff	281,234		1,534,246	2	1,815,480	2	3.6	690,904
Robert K. Ditmore	345,331	3	64,033		409,364	4	*	—
William N. Scheffel	55,821		142,486		198,307		*	66,334
David L. Steward	19,541		56,533		76,074	4	*	—
John R. Roberts	25,541	5	42,948		68,489	4	*	4,000
Steve Bartlett	28,341		29,544		57,885	4	*	—
Tommy G. Thompson	17,041		39,301		56,342	4	*	—
Jesse N. Hunter	21,534		33,600		55,134		*	70,900
Frederick H. Eppinger	12,960		35,588		48,548	4	*	—
Mark W. Eggert	14,632		30,000		44,632		*	98,334
Pamela A. Joseph	14,722		25,500		40,222	4	*	3,333
Richard A. Gephardt	13,270		15,073		28,343		*	—
Eric R. Slusser	17,382		—		17,382		*	—
Jason M. Harrold	1,367		6,500		7,867		*	39,507
All directors and executive officers as a group (21 persons)	938,186		2,168,844		3,107,030		6.1	1,237,749
_________________
*	Represents less than 1% of outstanding shares of common stock.

1
The share numbers in the column labeled “Shares Not Acquirable Within 60 Days” reflect the number of shares underlying options and restricted stock units which are unvested and will not vest within 60 days of February 26, 2010. The share numbers also include the number of phantom shares acquired through the Company’s deferred compensation plan. Those shares are not considered to be beneficially owned under the rules of the SEC.

2
Of Mr. Neidorff’s shares acquirable within 60 days, 600,000 were granted in the form of restricted stock units, payable in shares of common stock, pursuant to the executive employment agreement with Mr. Neidorff dated November 8, 2004. The shares vested in November 2009. The restricted stock units shall be distributed to Mr. Neidorff on the later of (a) January 15 of the first calendar year following termination of Mr. Neidorff’s employment and (b) the date that is six months after Mr. Neidorff’s “separation of service” as defined in the Internal Revenue Code.
3
Mr. Ditmore’s outstanding shares include 80,050 shares owned by family members, family partnerships or trusts. Mr. Ditmore disclaims beneficial ownership except to the extent of his pecuniary interest therein.

4
Shares beneficially owned by Messrs. Bartlett, Ditmore, Eppinger, Roberts, Steward, Thompson and Ms. Joseph include 24,471, 26,460, 20,515, 26,875, 26,460, 24,228 and 13,760, respectively, restricted stock units acquired through the Non-Employee Directors Deferred Stock Compensation Plan.

5	Mr. Roberts’ outstanding shares include 20,541 shares owned by a revocable trust. Mr. Roberts disclaims beneficial ownership except to the extent of his pecuniary interest therein.

As of February 26, 2010, there were 49,065,443 shares of our common stock outstanding, net of treasury shares.  Beneficial ownership is determined in accordance with the rules of the SEC. To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator those shares underlying options beneficially owned by that stockholder that are vested or that will vest within 60 days of February 26, 2010. Options held by other stockholders, however, are disregarded in the calculation of beneficial ownership. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ.

Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except to the extent authority is shared by spouses under applicable community property laws. The address of our officers and directors is in care of Centene Corporation, 7711 Carondelet Avenue, St. Louis, Missouri 63105.

No director, executive officer, affiliate or owner of record, or beneficial owner of more than five percent of any class of our voting securities, or any associate of such individuals or entities, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries.

Of Mr. Neidorff’s 690,904 shares not acquirable within 60 days, 400,000 were granted in the form of restricted stock units, payable in shares of common stock, pursuant to the executive employment agreement with Mr. Neidorff dated November 8, 2004. The shares vest between 2010 and 2014. Subject to such vesting, the restricted stock units and all of the related shares of common stock shall be distributed to Mr. Neidorff on the later of (a) January 15 of the first calendar year following termination of Mr. Neidorff’s employment and (b) the date that is six months after Mr. Neidorff’s “separation of service” as defined in the Internal Revenue Code.

All other shares not acquirable within 60 days represent options to purchase shares of common stock or restricted stock units and vest in accordance with our standard vesting provisions or phantom shares in our deferred compensation program which will be settled in cash or other non-company securities.

Information with respect to the outstanding shares beneficially owned by T. Rowe Price Associates, Inc. (Price Associates) is based on Schedule 13G filed with the SEC on February 12, 2010 by such firm. Price Associates beneficially owns 3,843,300 shares, of which it holds sole voting power over 739,900 shares and sole dispositive power over 3,843,300 shares.  The securities are owned by various individual and institutional investors which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

Information with respect to the outstanding shares beneficially owned by FMR LLC is based on Schedule 13G filed with the SEC on February 16, 2010 by such firm.  FMR LLC reports that Edward C. Johnson and FMR LLC each has sole power to dispose of 3,513,280 shares, and Pyramis Global Advisors Trust Company, an indirect, wholly owned subsidiary of FMR is the beneficial owner of 616,451 shares.

 Information with respect to the outstanding shares beneficially owned by BlackRock, Inc. is based on Schedule 13G filed with the SEC on January 29, 2010 by such firm.  BlackRock, Inc. beneficially owns 3,368,621 shares. Of the shares BlackRock, Inc. owns, it has shared voting power over 3,368,621 shares and shared dispositive power over 3,368,621 shares.

Information with respect to the outstanding shares beneficially owned by Lord, Abbett & Co. LLC. is based on Schedule 13G filed with the SEC on February 12, 2010 by such firm. Lord, Abbett & Co. LLC beneficially owns 3,172,575 shares. Of the shares Lord, Abbett & Co. LLC owns, it has shared voting power over 2,782,318 shares and shared dispositive power over 3,172,575 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors, executive officers and beneficial owners of more than ten percent of our common stock are required by Section 16(a) of the Securities Exchange Act to file reports with the SEC detailing their beneficial ownership of our common stock and other equity securities and reporting changes in such beneficial ownership. We are required to disclose any late filings of such reports. To our knowledge, based solely on our review of copies of reports furnished to us and written representations by the persons required to file these reports that no reports were required, all Section 16(a) filing requirements during 2009 were complied with on a timely basis.

If a Named Executive Officer or member of the Board of Directors wants to sell shares of the company’s stock, we require them to sell through a Rule 10b5-1 Sales Plan in order to afford themselves affirmative defenses, protections and safeguards provided by Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding”. This means that only one copy of either the proxy notice or this proxy statement, our 2009 Summary Annual Report to Stockholders and Annual Report on Form 10-K may have been sent to multiple stockholders sharing an address unless the stockholders provide contrary instructions. We will promptly deliver a separate copy of these documents to you if you call, write or e-mail us at:

Centene Corporation
7711 Carondelet Avenue
St. Louis, Missouri 63105
Attn: Keith H. Williamson, Secretary
(314) 725-4477
kwilliamson@centene.com

If you want to receive separate copies of our proxy statements and annual reports to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address, phone number or e-mail address.

APPENDICES

 Appendix A

CENTENE CORPORATION

Amended and Restated
2003 Stock Incentive Plan

1.      Purpose

The purpose of this Amended and Restated 2003 Stock Incentive Plan (the “Plan”) of Centene Corporation, a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.      Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, restricted stock units and stock appreciation rights (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant.”

3.      Administration and Delegation

(a)
Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable, provided that awards to a director may only be recommended by a committee comprised solely of independent directors and approved only by all independent directors of the board. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)
Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the executive officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or executive officers.

(c)
Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such executive officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the executive officers may grant; provided further, however, that no executive officer shall be authorized to grant Awards to any “executive officer” of the Company, as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.      Stock Available for Awards

(a)
Number of Shares. Subject to adjustment under Section 7, Awards may be made under the Plan for up to 9,050,000 shares of common stock, $.001 par value per share, of the Company (“Common Stock”). For purposes of counting the number of shares available for the grant of Awards under the Plan,

(1)
shares of Common Stock covered by independent SARs (as hereinafter defined) shall be counted against the number of shares available for the grant of Awards under the Plan; provided that independent SARs that may be settled in cash only shall not be so counted;

(2)
if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and

(3)
shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)	Sub-limits. Subject to adjustment under Section 8, the following sub-limits on the number of shares subject to Awards shall apply:

(1)
Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,500,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto (“Section 162(m)”).

5.      Stock Options

(a)
General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b)
Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Centene Corporation, any of Centene Corporation’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c)
Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement, provided, however, that the exercise price shall be not less than 100% of the fair market value of the Common Stock, as determined by the Board, at the time the Option is granted.

(d)
Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

(e)
Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f)	Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)	in cash or by check, payable to the order of the Company;

(2)
except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)
when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery;

(4)
such other lawful consideration as the Board may determine in its sole discretion, provided that (i) at least an amount equal to the par value of the Common Stock being purchased shall be paid in cash and (ii) no such consideration shall consist in whole or in part of a promissory note or other evidence of indebtedness; or

(5)	by any combination of the above permitted forms of payment.

(g)
Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based Awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6.      Restricted Stock; Restricted Stock Units

(a)
Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered in the future (“Restricted Stock Units”) subject to such terms and conditions on the delivery of the shares of Common Stock as the Board shall determine (each Award for Restricted Stock or Restricted Stock Units, a “Restricted Stock Award”). The Board may also permit an exchange of unvested shares of Common Stock that have already been delivered to a Participant for an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify.

(b)	Terms and Conditions.

(1)	The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(2)
If the Board determines to grant any Restricted Stock Awards designed to satisfy the requirements of Section 162(m)(4)(C) of the Code with respect to remuneration payable to a covered employee as defined in Section 162(m)(3) of the Code (“Covered Employee”) solely on account of one or more performance goals (“Performance Goals”) to be achieved during a performance period (“Performance Period”), the following requirements shall apply:

(A)	A Committee consisting of two or more outside directors:

(i)	who are not current employees of the Company or any subsidiary or affiliate of the Company,

(ii)
who are not former employees of the Company or any subsidiary or affiliate of the Company who receive compensation for prior services (other than benefits under a tax-qualified retirement plan) from the Company or any subsidiary or affiliate of the Company during the taxable year,

(iii)	who have not been officers of the Company or a subsidiary or affiliate of the Company, and

(iv)	who do not receive direct or indirect compensation from the Company or any subsidiary or affiliate of the Company in any capacity other than as a director,

shall determine and administer the grants provided for under this Section 6(b)(2).

(B)	(i)
The Performance Goals upon which the payment or vesting of an Award to a Covered Employee pursuant to this Section 6(b)(2) shall be limited to the following performance measures (“Performance Measures”):

(a)	net earnings or net income (before or after taxes),

(b)	earnings per share,

(c)	net sales or revenue growth,

(d)	net operating profit,

(e)	return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue),

(f)	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment),

(g)	earnings before or after taxes, interest, depreciation, and/or amortization,

(h)	gross or operating margins,

(i)	productivity ratios,

(j)	share price (including, but not limited to, growth measures and total shareholder return),

(k)	expense targets,

(l)	margins,

(m)	operating efficiency,

(n)	market share,

(o)	customer satisfaction,

(p)	working capital targets, and

(q)	economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

(ii)	As the Committee may deem appropriate:

(a)
any of the foregoing Performance Measure(s) may be used to measure the performance of the Company, a subsidiary, and/or affiliate of the Company as a whole or any business unit of the Company, subsidiary, and/or affiliate or any combination thereof during the Performance Period;

(b)
any of the foregoing Performance Measures may be used to compare the performance of the Company, a subsidiary and/or affiliate of the Company as a whole or any business unit of the Company, subsidiary and/or affiliate to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate;

(c)	the Committee may select Performance Measure (j) above as compared to various stock market indices; and

(d)	the Committee shall have authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the foregoing Performance Measures.

(iii)	The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period:

(a)	asset write-downs,

(b)	litigation or claim judgments or settlements,

(c)	the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results,

(d)	any reorganization and restructuring programs,

(e)
extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year,

(f)	acquisitions or divestitures, and

(g)	foreign exchange gains and losses.

Such inclusions or exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

(C)	The Performance Period for any Award pursuant to this Section 6(b)(2) shall not be less than one taxable year of the Company.

(D)	The maximum number of shares the Committee may grant to a Covered Employee during a taxable year of the Company pursuant to this Section 6(b)(2) shall be 1,000,000 shares.

(E)
The Performance Goals for any Award pursuant to this Section 6(b)(2) shall be memorialized in writing and furnished to affected Covered Employees not later than 90 days after the beginning of the Performance Period to which they apply.

(F)	The Committee shall certify in writing the accomplishment of the Performance Goals related to an Award before the Award can become unconditional.

(G)
Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

(H)
In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval, provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in this Section 6(b)(2).

(I)
This Section 6(b)(2) is designed to comply with the requirements of Section 162(m)(4)(C) of the Code and regulations issued thereunder and all provisions of this Section 6(b)(2) shall be applied consistent therewith.

(c)
Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award, if applicable, shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

7.      Stock Appreciation Rights

(a)
General. A Stock Appreciation Right (“SAR”) is an Award entitling the holder, upon exercise, to receive an amount in Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date.

(b)
Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan. The Board shall establish the exercise price at the time each SAR is granted and specify it in the applicable SAR agreement, provided, however, that the exercise price shall be not less than 100% of the fair market value of the Common Stock, as determined by the Board, at the time the SAR is granted.

(1)
Tandem Awards. When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

(2)	Independent SARs. A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c)
Exercise. SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

8.      Adjustments for Changes in Common Stock and Certain Other Events

(a)
Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under the Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, and (iv) the repurchase price per share subject to each outstanding Restricted Stock Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

(b)
Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award granted under the Plan at the time of the grant.

(c)	Reorganization Events.

(1)
Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

(2)
Consequences of a Reorganization Event on Options. Upon the occurrence of a Reorganization Event,the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefore, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

(3)
Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property that the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

9.      General Provisions Applicable to Awards

(a)
Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a registration statement on Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended and provided further that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)
Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)
Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)	Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a

 Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e)
Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f)
Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefore another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant, and would not cause adverse tax consequences to the Participant under Section 409A of the Code.

(g)
Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)
Vesting of Awards. No Award granted under the Plan after July 19, 2005 to any employee of the Company may vest or become exercisable in increments greater than one-third of the total Award in any period of twelve consecutive months following the date of grant.

(i)
Repricing of Awards. Unless such action is approved by the Company’s stockholders and does not cause an Award to become subject to Section 409A of the Code: (1) no outstanding Award granted under the Plan may be amended to provide for an exercise price per share that is less than the then-existing exercise price per share of such outstanding Award (other than adjustments pursuant to Section 8), (2) the Board may not cancel any outstanding Award (whether or not granted under the Plan) and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share less than the then-existing exercise price per share of the cancelled Award, and (3) the Board may not repurchase any outstanding Award granted under the Plan at a price greater than the current fair market value of the existing award.  The terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel, exchange, substitute, buyout or surrender outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

10.      Miscellaneous

(a)
No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)
No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c)
Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company’s stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m), including the vote required under Section 162(m). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d)
Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (i) any “material revision” to the Plan (as defined in the New York Stock Exchange Listed Company Manual) must be approved by the Company’s stockholders prior to such revision becoming effective and (ii) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m), including the vote required under Section 162(m).

(e)
Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

CENTENE® Corporation

CENTENE CORPORATION
7711 CARONDELET AVE
ST. LOUIS, MO 63105

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	CONTROL # → 000000000000
	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends that you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Pamela A. Joseph   02 Tommy G. Thompson

The Board of Directors recommends you vote FOR the following proposal(s):

	For	Against	Abstain
2. RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐
3. APPROVAL OF AMENDMENTS TO THE 2003 STOCK INCENTIVE PLAN.	☐	☐	☐
4. OTHER-Such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐

02 0000000000

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date   JOB #   Signature (Joint Owners)   Date

SHARES
CUSIP #
SEQUENCE #

0000050431_1 R2.09.05.010